Exhibit 10.196

PURCHASE AND SALE AGREEMENT

BETWEEN EACH OF

SH 23HUNDRED TIC, LLC

a Tennessee limited liability company

BGF 23HUNDRED, LLC

a Delaware limited liability company

AND

23HUNDRED, LLC

a Delaware limited liability company,

as tenants-in-common,

AS SELLER,

AND

SENTINEL ACQUISITIONS CORP.

a Delaware corporation

AS PURCHASER

As of December 10, 2014

23Hundred at Berry Hill	Berry Hill, Tennessee

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7.1	Damage	31
7.2	Definition of Major Damage	32
Article 8 COMMISSIONS		32
8.1	Broker’s Commission	32
8.2	Representation and Indemnity	32
8.3	Survival	33
Article 9 DISCLAIMERS AND WAIVERS		33
9.1	No Reliance on Documents	33
9.2	Disclaimers	34
9.3	Certain Definitions	36
9.4	Effect and Survival of Disclaimers	36
Article 10 ESCROW AGENT		36
10.1	Investment of Earnest Money	36
10.2	Payment on Demand	36
10.3	Exculpation of Escrow Agent	37
10.4	Stakeholder	37
10.5	Interest	37
10.6	Execution by Escrow Agent	37
Article 11 MISCELLANEOUS		38
11.1	Public Disclosure	38
11.2	Assignment	38
11.3	Notices	38
11.4	Modifications	40
11.5	Calculation of Time Periods	40
11.6	Successors and Assigns	41
11.7	Entire Agreement	41
11.8	Further Assurances	41
11.9	Counterparts	41
11.10	Severability	41
11.11	Applicable Law	41
11.12	No Third Party Beneficiary	41
11.13	Employees	42
11.14	Schedules	42
11.15	Captions	42
11.16	Construction	42
11.17	Termination of Agreement	42
11.18	Survival	43
11.19	Time of Essence	43
11.20	Covenant Not to Record	43
11.21	Limitation of Seller’s Liability	43
11.22	JURY WAIVER	43
11.23	Limitation of Purchaser’s Liability	43
11.24	Attorneys’ Fees.	43
Article 12 SPECIAL PROVISION REGARDING CONDOMINIUM		44
12.1	Condominium Conversion Agreement	44

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of December 10, 2014 (the “Effective Date”), by and between each of SH 23HUNDRED TIC, LLC, a Tennessee limited liability company (“Stonehenge”), BGF 23HUNDRED, LLC, a Delaware limited liability company (“BR1”), and 23HUNDRED, LLC, a Delaware limited liability company (“BR2;” Stonehenge, BR1 and BR2 are sometimes referred to collectively herein as “Seller”), and SENTINEL ACQUISITIONS CORP., a Delaware corporation (“Purchaser”). FIRST AMERICAN TITLE INSURANCE COMPANY (“Escrow Agent”)

has also executed this Agreement for the limited purposes set forth herein.

In consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

PURCHASE AND SALE

1.1          Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:

(a)          that certain tract or parcel of land located in Davidson County, Tennessee, and more particularly described on Schedule 1.1(a), attached hereto and made a part hereof (the property described in this clause (a) being herein referred to collectively as the “Land”);

(b)          all those rights, easements and appurtenances pertaining to the Land (whether now or hereafter existing), including (i) all right, title and interest of Seller (if any) in and to any streets, alleys or rights-of-way (whether open, closed or proposed), within or adjacent to the Land, and (ii) all right, title and interest of Seller with respect to any easements, covenants, agreements, rights, privileges, tenements, hereditaments and appurtenances that now or hereafter benefit or burden the Land (the property described in this clause (b) herein referred to collectively as the “Related Rights”);

(c)          the buildings, structures, facilities, installations, fixtures and other improvements of every kind on the Land, including specifically, without limitation, those certain buildings (which include 266 residential apartment units) having a street address of 2300 Franklin Pike, Nashville, Tennessee 37204, and commonly known as 23Hundred at Berry Hill (the property described in this clause (c) being herein referred to collectively as the “Improvements;” and the Land, the Related Rights and the Improvements being hereinafter sometimes collectively referred to as the “Real Property”);

(d)          all of Seller’s right, title and interest in, to and under all tangible personal property upon the Land but not otherwise or within the Improvements, including specifically, without limitation, appliances, equipment, furniture, furnishings, carpeting, draperies and curtains, tools and supplies, and other items of tangible personal property owned by Seller and used exclusively in connection with the ownership, use, maintenance or operation of the Land and the Improvements, and including those items of tangible personal property identified on Schedule 1.1(d), attached hereto and incorporated herein by this reference, but excluding (i) cash and cash equivalents (except to the extent prorated at Closing), and any reserves or other deposits funded or made in connection with any financing encumbering the Property, (ii) computer software and computer files, (iii) personal property owned by tenants under the Leases, (iv) any equipment installed by, or in connection with, any telecommunication or utility provider and which is owned by any party other than Seller (excluding any reversionary interest that Seller may have therein which shall be assigned to Purchaser to the extent assignable), (v) any items owned by employees of Seller or any property manager, (vi) any items leased to Seller, and (vii) all brochures, advertising copy, promotional materials, manuals, reports, portfolios, binders, training materials and other items on which the name “Stonehenge” and/or “Bluerock” appears (the property described in this clause (d), other than the excluded items, being herein referred to collectively as the “Tangible Personal Property”). Seller agrees to cooperate reasonably, if feasible, with Purchaser to transfer any property-specific computer data files in electronic format to Purchaser provided Seller is not in breach of any license agreement or other agreement with respect to the transfer of such data.

(e)          all of Seller’s right, title and interest as landlord or lessor in, to and under all written agreements listed and described on Schedule 1.1(e) (the “Rent Roll”) attached hereto and made a part hereof as well as under all similar agreements hereafter executed by Seller in accordance with the terms of this Agreement, pursuant to which any portion of the Land or Improvements is used or occupied by anyone other than Seller (the property described in this clause (e) being herein referred to collectively as the “Leases”);

(f)          all of Seller’s right, title and interest in, to and under (i) the Designated Service Contracts (as defined in Section 5.7(b) of this Agreement), (ii) all freely assignable existing warranties and guaranties issued to or inuring to the benefit of Seller in connection with the Improvements or the Tangible Personal Property, (iii) all governmental permits, licenses and approvals, if any, belonging to or inuring to the benefit of Seller and pertaining to the Real Property or the Tangible Personal Property, but only to the extent that such permits, licenses and approvals are freely assignable and only to the extent that such permits, licenses and approvals relate to the Real Property or the Tangible Personal Property as opposed to other property of Seller or its affiliates; (iv) resident and tenant files for current residents and tenants as of the Closing Date, (v) architectural and civil plans and specifications (to the extent in Seller’s possession), (vi) other non-confidential and non-proprietary records owned by Seller and used in connection with the operation of the Real Property or any part thereof, and located on-site as of the Closing Date; (vii) all rights to use the name “23Hundred at Berry Hill” in connection with the Real Property; and (viii) all freely assignable telephone numbers and website domain names associated with the Real Property (the property described in this clause (f), other than the excluded items, being sometimes herein referred to collectively as the “Intangible Property”).

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1.2           Property Defined. The Land, the Related Rights, the Improvements, the Tangible Personal Property, the Leases and the Intangible Property are hereinafter sometimes referred to collectively as the “Property.”

1.3           Permitted Exceptions. The Property shall be conveyed, and Purchaser shall accept the Property, subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article 2 hereof (herein referred to collectively as the “Permitted Exceptions”).

1.4           Purchase Price. Seller is to sell and Purchaser is to purchase the Property for a purchase price of SIXTY ONE MILLION TWO HUNDRED THOUSAND and NO/100 Dollars ($61,200,000.00). The Purchase Price, as adjusted by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account of Escrow Agent designated by Escrow Agent in writing to Purchaser prior to the Closing (“Escrow Agent’s Account”), and, as adjusted by prorations and adjustments as herein provided, shall be subsequently payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Escrow Agent prior to the Closing.

1.5           Earnest Money.

(a)          On the Effective Date, Purchaser shall deposit with Escrow Agent the sum of SIX HUNDRED TWELVE THOUSAND AND NO/100 Dollars ($612,000.00) by wire transfer of immediately available funds the “Initial Earnest Money”) in accordance with the wiring instructions attached hereto as Schedule 1.5.

(b)          If Purchaser sends Seller the “Notice to Proceed” (as defined below) on or prior to the “Inspection Date” (as defined below), then on or before the Inspection Date, Purchaser shall deposit with Escrow Agent the additional sum of SIX HUNDRED TWELVE THOUSAND and NO/100 Dollars ($612,000.00) (the “Additional Earnest Money”) by wire transfer of immediately available funds in accordance with the wiring instructions attached hereto as Schedule 1.5. The Initial Earnest Money and the Additional Earnest Money, along with any and all interest accrued thereon are herein collectively referred to as the “Earnest Money.”

(c)          The Earnest Money shall be held by Escrow Agent pending Closing and shall be applied to the Purchase Price on the Closing Date and paid to Seller through the escrow process outlined herein. The Earnest Money shall be fully refundable to Purchaser if Purchaser elects or is deemed to have elected to terminate this Agreement at any time on or before the Inspection Date. If this Agreement is terminated after the Inspection Date, the Escrow Agent shall deliver the Earnest Money in accordance with the applicable terms of this Agreement pertaining to such termination.

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(d)          If Purchaser fails to deliver any portion of the Earnest Money to the Escrow Agent within the time period specified above, Seller shall have the right to terminate this Agreement at any time prior to the delivery of such portion of the Earnest Money, and upon such termination, Purchaser and Seller shall have no further rights or obligations hereunder, except for those which expressly survive termination of this Agreement.

(e)          In any event, if Purchaser is entitled to have any of the Earnest Money returned to Purchaser pursuant to any provision of this Agreement, One Hundred and No/100 Dollars ($100.00) of the Earnest Money shall nevertheless be paid to Seller as good and sufficient consideration for entering into this Agreement. In addition, Seller acknowledges that Purchaser, in evaluating the Property and performing its due diligence investigation of the Property, will devote internal resources and incur expenses, and that such efforts and expenses of Purchaser also constitute good, valuable and sufficient consideration for this Agreement.

ARTICLE 2

TITLE AND SURVEY

2.1          Title Examination; Commitment for Title Insurance. Purchaser acknowledges that, prior to the Effective Date, Seller has delivered to Purchaser a copy of Seller’s existing title insurance policy for the Real Property. Within two (2) days after the Effective Date, Seller shall order, at Seller’s cost, a commitment for title insurance (the “Title Commitment”) covering the Real Property from Waller Lansden Dortch & Davis, LLP, as agent for First American Title Insurance Company (the “Title Company”).

2.2          Survey. Purchaser acknowledges that, prior to the Effective Date, Seller has delivered to Purchaser a survey of the Real Property (the “Existing Survey”). Purchaser shall promptly order, at Purchaser’s sole cost and expense, an update to the Existing Survey in accordance with ALTA standards customary and typical for institutional buyers of real estate similar to the Property (the “Updated Survey”). For purposes of the Deed to be delivered to Purchaser at the Closing, the legal description of the Property shall be the legal description attached hereto as Schedule 1.1(a). If the legal description for the Real Property on the Updated Survey differs from the legal description on Schedule 1.1(a), Seller shall execute and deliver to Purchaser at Closing a Quitclaim Deed, without representation or warranty that utilizes the legal description set forth on the Updated Survey (the “Quitclaim Deed”).

2.3          Title Objections; Cure of Title Objections.

(a)          Purchaser or its attorneys shall have until the date that is seven (7) days after Purchaser’s receipt of the Title Commitment (the “Title Objection Deadline”) to notify Seller and its attorneys, in writing, of such objections as Purchaser may have to the Title Commitment (including the title exception documents referred to therein) or the Existing Survey. Any item contained in the Title Commitment, any matter shown on the Existing Survey to which Purchaser does not object on or before the Title Objection Deadline shall be deemed a “Permitted Exception.”

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(b)          In the event Purchaser shall notify Seller of objections to title or to matters shown on the Existing Survey on or before the Title Objection Deadline, Seller shall have the right, but not the obligation, to cure such objections. On or before the fifth (5th) day following Seller’s receipt of Purchaser’s notice of objections, Seller or its attorneys shall notify Purchaser in writing whether Seller elects to attempt to cure such objections (and Seller’s failure to provide such a notice shall be deemed an election by Seller not to cure any such objection). In all instances, Seller shall have the right but not the obligation to cure objections to title and survey raised by Purchaser hereunder, other than those items described in Section 2.3(d) hereof. Seller specifically agrees and acknowledges, however, that if Seller elects to attempt to cure an objection raised by Purchaser, and then fails to cure such objection, then Seller’s failure to cure shall constitute a Seller default under this Agreement. If Seller elects to attempt to cure, and provided that Purchaser shall not have terminated this Agreement in accordance with Section 3.2 hereof, then Seller shall use commercially reasonable efforts to attempt to remove, satisfy or cure the same. If Seller elects (or is deemed to have elected) not to cure any objections specified in Purchaser’s notice, or if Seller notifies Purchaser of Seller’s intent to cure any objection and thereafter Seller fails or is unable to effect a cure prior to Closing (or any date to which the Closing has been extended), then in either such case Purchaser shall have the right to elect one, but not both, of the following options, which election must in each case be made within the time period provided in paragraph (c) below:

(i)          to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matter objected to by Purchaser which Seller is unwilling or unable to cure, and without reduction of the Purchase Price; or

(ii)         to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Agreement shall terminate, the Earnest Money shall be immediately paid to Seller, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.

(c)          If Seller notifies Purchaser that Seller does not intend to attempt to cure any title objection, or if Seller is deemed to have elected not to cure any title objections, or if Seller notifies Purchaser of Seller’s intent to cure any objection and Seller later notifies Purchaser that Seller has failed or will be unable to effect a cure thereof, then in any such case Purchaser shall have five (5) days from receipt of such notice to notify Seller in writing whether Purchaser shall elect to accept the conveyance under clause (b) (i) above or to terminate this Agreement under clause (b) (ii) above (with Purchaser’s failure to provide such a notice deemed an election by Purchaser to accept conveyance under clause (b)(i) above).

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(d)          Notwithstanding anything contained herein to the contrary, Seller shall be obligated at Closing to discharge, regardless of whether Purchaser objects to same, (i) all Mortgages encumbering the Property or any portion thereof, and (ii) all liens and encumbrances created on or after the Effective Date by Seller or with the knowledge or consent of Seller, (iii) all mechanic’s liens relating to matters that have been caused by Seller or parties acting on behalf of Seller, (iv) all judgment liens, other statutory liens and other monetary liens of a liquidated amount encumbering the Property or any portion thereof, up to a maximum aggregate amount of $250,000.00 (collectively, “Monetary Liens”). The term “Mortgage” as used herein includes any mortgage, deed of trust, deed to secure debt and similar security instrument securing an indebtedness of Seller and encumbering the Property or any portion thereof; the terms “discharge” and “discharged” as used herein include compliance with a statutory bonding procedure that has the legal effect of removing the Mortgage or Monetary Lien as a lien on the Property or otherwise allows such item to be removed (in a manner reasonably acceptable to Purchaser) from the title exceptions in the Title Policy (as defined below).

2.4          Conveyance of Title. At Closing, Seller shall convey and transfer the Property to Purchaser. The Owner’s Policy of Title Insurance (the “Title Policy”) covering the Real Property, in the full amount of the Purchase Price, and the Deed delivered by Seller to Purchaser at Closing shall be subject to the following matters, which shall be deemed to be Permitted Exceptions:

(a)          the rights of tenants under the Leases described in the Rent Roll and any new Leases entered into between the Effective Date and Closing and (if required) approved by Purchaser in accordance with the terms of this Agreement;

(b)          the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the Closing Date (as defined in Section 4.1 hereof), subject to adjustment as herein provided;

(c)          local, state and federal laws, ordinances or governmental regulations, including but not limited to, building, zoning and land use laws, ordinances and regulations, now or hereafter in effect relating to the Property;

(d)          all matters reflected on the Title Commitment to which Purchaser does not object or Seller does not agree to cure pursuant to Section 2.3;

(e)          matters deemed to be Permitted Exceptions hereunder, including, but not limited to, the Condominium Conversion Agreement; and

(f)          additional items, if any, not objected to by Purchaser pursuant to Section 2.5 hereof.

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2.5           Pre-Closing “Gap” Title/Survey Defects. Whether or not Purchaser shall have furnished to Seller any notice of title objections pursuant to the foregoing provisions of this Agreement, Purchaser may, at or prior to Closing, notify Seller in writing of any objections to title or survey matters first raised by the Title Company or the surveyor and first arising between (a) the effective date of the Title Commitment or the Existing Survey and (b) the Closing Date; provided, however, that Purchaser must notify Seller of any such objections within five (5) days of Purchaser’s first receipt of the updated Title Commitment, the Updated Survey or other document, whichever first provides notice of the condition giving rise to any such objection, failing which, Purchaser shall be deemed to have waived its right to object to any such items. With respect to any objections to title or survey matters set forth in such notice, Seller shall have the same option to cure and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement as those which apply to any notice of objections made by Purchaser on or before the Title Objection Deadline. For the avoidance of doubt, any matter first appearing on the Updated Survey (i.e. even if such matter is reflected in the Title Commitment first delivered to Purchaser by Seller to the extent not shown on the Existing Survey) shall be a matter to which Purchaser shall have the right to object to pursuant to this Section 2.5.

ARTICLE 3

INSPECTION PERIOD

3.1          Right of Inspection.

(a)          Within three (3) business days from the Effective Date, Seller shall deliver or otherwise make available to Purchaser copies of those items listed on Schedule 3.1 attached hereto (collectively, “Seller’s Deliveries”), to the extent that such documents are in Seller’s possession or under Seller’s control and have not already been delivered to Purchaser.

(b)          Beginning on the Effective Date and continuing thereafter so long as this Agreement remains in full force and effect, Purchaser shall have the right to make a physical inspection of the Property and to examine at such place or places at the Property, in the offices of the property manager or elsewhere as the same may be located, any operating files maintained by Seller or its property manager in connection with the leasing, maintenance and/or management of the Property, including, without limitation, the Leases, lease files, service contracts, bills, invoices, receipts and other general records relating to the income and expenses of the Property, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property and similar materials, but excluding materials not directly related to the leasing, maintenance, and/or management of the Property such as Seller’s internal memoranda, financial projections, insurance policies, operating budgets, appraisals, accounting and tax records and similar proprietary or confidential information (the “Inspections”).

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(c)          Upon forty-eight (48) hours’ prior telephonic notice to Seller via Todd Jackovich (615-864-4291), Purchaser and its agents, representatives, contractors and consultants (collectively the “Purchaser Inspection Parties”) shall have the right to enter upon the Property during regular business hours for the purpose of conducting such Inspections as Purchaser may reasonably require; provided that Seller shall have the opportunity to have one of its representatives accompany the Purchaser Inspection Parties on each such entry, and provided further that Purchaser shall not conduct any invasive testing (including, without limitation, soil borings, test pits, ground water testing, or Phase II or Phase III environmental testing), without Seller’s approval in its sole discretion. Any and all such Inspections shall be done at Purchaser’s sole cost and expense. The Inspections shall be conducted in accordance with standards customarily employed in the industry and in compliance with all governmental laws, rules and regulations. Following each such entry by the Purchaser Inspection Parties with respect to the Inspections, Purchaser shall promptly restore, or cause to be restored, the Property to its original condition as existed immediately prior to any such Inspections. Purchaser shall not have the right to submit any samples or other materials to any testing laboratory or similar facility without obtaining the prior written consent of Seller. Notwithstanding the foregoing, Purchaser shall have the right to test for the presence of radon at the Property and submit radon samples to testing laboratories or other similar facilities without Seller’s consent.

(d)          Prior to conducting any physical inspection or testing at the Property, Purchaser shall obtain, and during the period of such inspection or testing shall maintain, at their expense: (i) commercial general liability (“CGL”) insurance, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another “occurrence” form providing equivalent coverage, including contractual liability coverage with respect to Purchaser’s obligations under this Agreement and personal injury liability coverage, with limits of not less than Three Million and No/100 Dollars ($3,000,000) for any one occurrence and Five Million and No/100 Dollars ($5,000,000) in the aggregate; (ii) comprehensive automobile liability insurance (covering any automobiles owned or operated by Purchaser or Purchaser’s Representatives) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage; (iii) worker’s compensation insurance; and (iv) employer’s liability insurance. Such automobile liability insurance shall be in an amount not less than One Million and No/100 Dollars ($1,000,000) for each accident. Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Property is located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than One Million and No/100 Dollars ($1,000,000) for each accident, One Million and No/100 Dollars ($1,000,000) disease- policy limit, and One Million and No/100 Dollars ($1,000,000) disease-each employee. Seller, and its property manager, shall be covered as additional insureds on the CGL and automobile liability insurance policies with respect to liability arising out of the named insured’s acts or omissions relating to the Property. The insurer and the terms and conditions of all the foregoing policies shall be reasonably acceptable to Seller. Prior to making any entry upon the Property, Purchaser shall furnish to Seller a certificate of insurance evidencing the foregoing coverages, which certificate of insurance shall be in form and substance reasonably satisfactory to Seller.

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(e)          Purchaser shall indemnify, hold harmless and defend Seller, its general partner and their respective officers, directors, employees and shareholders from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) of whatsoever nature (for purposes of this Section 3.1, individually a “Claim” and collectively, “Claims”) that may be incurred by Seller or any other indemnified party and caused by and arising solely out of the acts or omissions of Purchaser and its agents, representatives, contractors and consultants, or any of them, including but not limited to Claims arising out of or in connection with personal injury or death of persons, loss, destruction or damage to property, or liens or claims of lien filed against the Property. Notwithstanding the foregoing, Purchaser shall have no liability for pre-existing conditions merely discovered by any inspection of the Real Property, except to the extent aggravated by Purchaser or Claims resulting from the gross negligence or wrongdoing of Seller and its affiliates and employees. This Section 3.1(e) shall survive Closing or any termination of this Agreement.

3.2          Right of Termination. Seller agrees that in the event Purchaser determines, in Purchaser’s sole discretion, that it does not wish to acquire the Property for any reason or no reason, then Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller on or before 5:00 p.m. (Nashville, Tennessee time) on December 15, 2014 (the “Inspection Date”). Upon any such termination of this Agreement pursuant to Purchaser’s rights under this Section 3.2, the entire Earnest Money shall be promptly disbursed to Purchaser in accordance with Section 10.2 (minus the costs of any unpaid fees or expenses relating to the Updated Survey, which shall be paid to the surveyor), and Purchaser and Seller shall have no further rights and obligations hereunder except those which expressly survive termination of this Agreement. If Purchaser elects to proceed with the purchase of the Property hereunder, Purchaser shall send written notice of its election (the “Notice to Proceed”) prior to the expiration of the Inspection Period, following which Purchaser shall have no further right to terminate this Agreement pursuant to this Section 3.2, and the Earnest Money shall become non- refundable to Purchaser except as otherwise specifically provided herein. If Purchaser fails to timely send the Notice to Proceed prior to the expiration of the Inspection Period, Purchaser shall be deemed to have terminated this Agreement, this Agreement shall automatically terminate, the Escrow Agent shall promptly deliver the Earnest Money to Purchaser and the parties shall have no further rights or obligations hereunder except those which expressly survive termination of this Agreement. Time is of the essence with respect to the provisions of this Section 3.2. The period commencing on the Effective Date and ending at 5:00 p.m. (Nashville, Tennessee time) on the Inspection Date is sometimes referred to herein as the “Inspection Period.”

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3.4          Confidentiality.

(a)          Purchaser acknowledges that all reports and other information provided to Purchaser (the “Deliveries”) under this Agreement or separate arrangement with Seller or Broker are for informational purposes only and, except as otherwise set forth herein, shall not be construed as a representation or warranty on the part of Seller or any other party regarding the Property. Notwithstanding any provision of this Agreement or any letter of intent between Seller and Purchaser, Purchaser shall not have access to, and Seller shall not be obligated to make available to Purchaser, any confidential, proprietary or privileged information of Seller related to the Property, such excluded materials to include Seller’s internal memoranda, financial projections, operating budgets, appraisals, tax returns and similar proprietary, confidential or privileged information. Seller will make available to Purchaser financial statements, operating reports and rent rolls used in Seller’s ordinary course of business.

(b)          Until the Closing, the existence and contents of this Agreement, the negotiations of parties with respect to the possible sale and purchase of the Property and any matters disclosed by any Inspections undertaken by Purchaser with respect to the Property and any additional information furnished by Seller to Purchaser from time to time (including, without limitation, the Deliveries) shall be kept confidential and shall not be disclosed to any third parties without the consent of both parties hereto. Each party may, however, disclose such contents as are (i) expressly required under applicable laws (which shall include the right of Seller to make securities filings) or (ii) expressly required by appropriate written judicial order, subpoena or demand issued by a court of competent jurisdiction (but will, to the extent practicable, first give the other party written notice of the requirement and will cooperate with the other party so that the other party, at its expense, may seek an appropriate protective order and, in the absence of a protective order, the party from which disclosure is required may disclose only such content as may be necessary to avoid any penalty, sanction, or other material adverse consequence, and the disclosing party will use reasonable efforts to secure confidential treatment of any such content so disclosed).

(c)          Until the Closing, no advertisement or other publicity concerning this transaction shall be made or disseminated by either party at any time without the review and approval of both parties hereto. Both parties recognize the need to disclose, and agree to the disclosure of, certain aspects of this transaction to their respective lenders, investors, accountants, attorneys and other consultants. Neither party is responsible for the actions of third parties as to the disclosure of confidential information, but each party agrees to inform their lender, investors, accountants, attorneys and other consultants of the confidentiality of this transaction and all such other information and, upon request of the other, agrees to use commercially reasonable efforts to obtain confidentiality agreements from such third parties. Notwithstanding the foregoing of this Section 3.3, either of Seller or Purchaser (or both) may issue a press release describing the transaction if and when the Property is actually conveyed, provided that any such press release must be approved in advance by the other party, such approval to not be unreasonably withheld or delayed.

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(d)          If this Agreement is terminated, Purchaser shall, within seven (7) days from the date of Seller’s request, return or cause to be returned to Seller all Deliveries and, if requested by Seller and upon reimbursement of Purchaser’s actual costs therefor, deliver to Seller copies of all third party reports, together with such reliance letters and/or assignments as Seller may reasonably request. The confidentiality provisions of this Section 3.3 shall survive the termination of this Agreement, but shall not survive the Closing.

ARTICLE 4

CLOSING

4.1          Time and Place. The consummation of the transaction contemplated hereby (“Closing”) shall be occur through escrow arrangements reasonably acceptable to the parties with the Escrow Agent at or before 2:00 p.m. Nashville, Tennessee time on or before January 14, 2015. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3. The Closing may be held at such other place or such earlier time and date as Seller and Purchaser shall mutually approve in writing. The date on which the Closing is scheduled to occur hereunder (or, if earlier, the date on which Closing occurs) is sometimes referred to herein as the “Closing Date.” The parties will endeavor to “pre-close” on the business day prior to the Closing Date, so as to allow the wire transfers of the Purchase Price to occur at the opening of business on the Closing Date or as promptly thereafter as practical, provided that the foregoing shall not require Purchaser to fund the transaction contemplated herein until the Closing Date.

4.2           Seller’s Obligations at Closing . At Closing, Seller shall:

(a)          deliver to Purchaser a duly executed special warranty deed in the form attached hereto as Schedule 4.2(a) and by this reference made a part hereof, conveying the Real Property to Purchaser subject only to the Permitted Exceptions (the “Deed”) and, if requested by Purchaser pursuant to Section 2.2, the Quitclaim Deed;

(b)          deliver to Purchaser two counterparts of a bill of sale and assignment and assumption of leases and service contracts, in the form attached hereto as Schedule 4.2(b) and by this reference made a part hereof, duly executed by Seller, pursuant to which (i) Seller shall convey the Tangible Personal Property and the Intangible Property to Purchaser, and (ii) Seller shall assign to Purchaser, and Purchaser shall assume from and after the Closing Date, Seller’s interest in and to the Leases and Designated Service Contracts, as amended or supplemented pursuant to this Agreement (the “Bill of Sale and Assignment”);

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(c)          join with Purchaser to execute a notice (the “Tenant Notice”) in form and content reasonably satisfactory to Purchaser and Seller, which Purchaser shall send a copy thereof to each tenant under each of the Leases informing such tenant of the sale of the Property and of the assignment to Purchaser of Seller’s interest in, and obligations under, the Leases (including, if applicable any security deposits) and directing that all rent and other sums payable after the Closing under each such Lease shall be paid as set forth in the notice.

(d)          deliver to Purchaser a certificate (“Seller’s Closing Certificate”), dated as of the Closing Date and duly executed by Seller, in the form of Schedule 4.2(d) attached hereto, stating that the representations and warranties of Seller contained in Section 5.1 of this Agreement are true and correct in all material respects as of the Closing Date (with appropriate modifications to reflect any changes therein or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change). The Seller’s Closing Certificate shall include an updated Rent Roll dated no earlier than two (2) business days prior to the Closing Date as to which Seller shall make the same representations and warranties, as of the date of such Rent Roll, as Seller makes under Section 5.1(f) with respect to the Rent Roll attached hereto.

(e)          deliver to Purchaser such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

(f)          deliver to Purchaser an affidavit duly executed by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;

(g)          deliver to the Title Company a broker’s lien waiver and title insurance affidavit, if required by the Title Company, duly executed by Seller or a representative of Seller, in the form attached hereto as Schedule 4.2(g), and addressing such other customary matters as may be reasonably requested by the Title Company;

(h)          deliver to Purchaser at the place of Closing or at the Property the Leases, together with such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of the Property, all to the extent not previously delivered;

(i)          deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions, together with all keys for the Property in the possession or control of Seller;

(j)          deliver to Purchaser two counterparts of the Condominium Conversion Agreement, executed by Seller;

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(k)          deliver to Escrow Agent an affidavit or other statement acceptable to Escrow Agent providing the information necessary for the Escrow Agent to file the Form 1099 required by the provisions of Section 6045(e) of the Code; and

(l)          deliver a closing statement evidencing the transaction contemplated by this Agreement and such additional documents as shall be reasonably requested by the Title Company or required to consummate the transaction contemplated by this Agreement, including all necessary state, county, or local governmental transfer tax forms or returns; provided, however, that in no event shall Seller be required to indemnify the Title Company, Purchaser, or any other party pursuant to any such documents, or undertake any other material liability not expressly contemplated in this Agreement, unless Seller elects to do so in its sole discretion.

4.3           Purchase r’s Obligations at Closin g. At Closing, Purchaser shall:

(a)          deliver to Escrow Agent the full amount of the Purchase Price (less the Earnest Money and any interest accrued thereon), as increased or decreased by prorations and adjustments as herein provided, prior to 2:00 p.m. (Nashville, Tennessee time) on the Closing Date, in immediately available federal funds wire transferred to Escrow Agent’s Account pursuant to Section 1.5 above, and deliver to Escrow Agent instructions to immediately release the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, to Seller or its designees;

(b)          join Seller in execution of all counterparts of the Bill of Sale, and Assignment and the Tenant Notice. In connection with the Tenant Notice, Purchaser shall deliver to each and every tenant of the Property under a Lease thereof a copy of the Tenant Notice acknowledging Purchaser’s receipt and responsibility for each tenant’s security deposit (to the extent credited or delivered by Seller to Purchaser at Closing), if any, all in compliance with and to the extent required by the applicable law. The provisions of this sub-section shall survive Closing;

(c)          deliver to Seller such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser;

(d)          deliver to Seller a certificate dated as of the Closing Date and duly executed by Purchaser, (i) reaffirming the provisions of Article 9 and confirming that such provisions remain and will continue in full force and effect as of and after the Closing, and (ii) stating that the representations and warranties of Purchaser contained in Section 5.5 of this Agreement are true and correct in all material respects as of the Closing Date;

(e)          deliver to Seller two counterparts of the Condominium Conversion Agreement, executed by Purchaser; and

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(f)          deliver such additional documents as shall be reasonably requested by the Title Company or required to consummate the transaction contemplated by this Agreement, provided, however, that in no event shall Purchaser be required to indemnify Seller, Title Company or any other party or undertake any other material liability not expressly contemplated in this Agreement, unless Purchaser elects to do so in its sole discretion.

4.4          Credits and Prorations.

(a)          All income and expenses in connection with the operation of the Property shall be apportioned, as of 11:59 p.m. (Nashville, Tennessee time) on the day prior to the Closing Date, as if Purchaser were vested with title to the Property during the entire Closing Date, such that, except as otherwise expressly provided to the contrary in this Agreement, Seller shall have the benefit of income and the burden of expenses for the day preceding the Closing Date and the Purchaser shall have the benefit of income and the burden of expenses for the Closing Date and thereafter. Items (1)-(5) below will be prorated at Closing utilizing the information known at that time. A post-closing “true- up” shall take place within one hundred eighty (180) days of the Closing Date to adjust the prorations of said items (1), (3), (4) and (5), if necessary, and within a reasonable time to adjust the proration of said item (2), if necessary. Such prorated items shall include, without limitation, the following:

(1)         rents, if any, based on the amount collected for the current month and all prepaid rents for subsequent months. The term “rents” as used in this Agreement includes all payments due and payable by, or received from, tenants under the Leases other than refundable deposits, application fees, reimbursement payments, and late charges (which refundable deposits shall be treated as set forth in Section 4.4(b)(1), but such other amounts shall be retained by Seller);

(2)         ad valorem taxes and assessments levied against the Property (including personal property taxes on the Tangible Personal Property), which shall be prorated as set forth in Section 4.4(b)(2) hereof;

(3)         payments or amounts due under the Designated Service Contracts. Purchaser shall retain any bonus, rebates, concession or commission payments received by Purchaser on or after Closing. Seller shall retain any signing bonus or similar payments received by Seller before Closing;

(4)         gas, electricity, water and other utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing or the most recent utility bill received by Seller, as applicable, including, without limitation, water charges not yet due and payable to such utility provider at Closing, but which amounts are customarily billed directly to Seller and reimbursed by tenants and

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(5)         any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in comparable commercial transactions in the area in which the Property is located.

(b)          Notwithstanding anything contained in the foregoing provisions:

(1)         At Closing, (A) Seller shall credit to Purchaser the amount of such unforfeited resident deposits as shown on the Rent Roll, and (B) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property, or, at either party’s option, Purchaser shall contract directly with the utility companies and Seller shall be entitled to receive and retain such refundable cash and deposits; provided that Purchaser and Seller will cooperate so that utility service to the Property is not interrupted. For the purposes of this Section 4.4(b)(1) the term “unforfeited resident deposits” means any refundable resident deposits which are held by Seller and which Seller has not applied against delinquent rents, property damage or otherwise in accordance with the applicable Lease prior to the Closing Date.

(2)         Any ad valorem taxes for the current year paid at or prior to Closing shall be prorated based upon the amounts actually paid for the current tax year. If all taxes and assessments for the current tax year have not been paid before Closing, then Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Purchaser shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current tax year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves following Closing promptly following the availability of the final tax bills.

(3)         Gas, electricity, water and other utility charges referred to in Section 4.4(a)(4) above which are payable by any tenant directly to a third party shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges which are unpaid and Purchaser shall look solely to the responsible tenant for the payment of the same.

(4)         As to gas, electricity and other utility charges referred to in Section 4.4(a)(4) above, Seller may on notice to Purchaser elect to pay one or more of all of such items accrued to the Closing Date directly to the person or entity entitled thereto, and to the extent Seller so elects and the utility company agrees to look solely to Seller for payment of any such item accrued prior to the Closing Date, such item shall not be apportioned hereunder, and Seller’s obligation to pay such item with respect to the period prior to Closing directly in such case shall survive the Closing.

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(5)         The Tangible Personal Property is included in this sale, without further charge.

(6)         Unpaid and delinquent rent and reimbursements collected by Seller and Purchaser after the Closing Date shall be delivered as follows: (A) if Seller collects any unpaid or delinquent rent or reimbursements for the Property, Seller shall, promptly after the receipt thereof, deliver to Purchaser any such rent or reimbursement which Purchaser is entitled to hereunder relating to the Closing Date and any period thereafter, and (B) if Purchaser collects any unpaid or delinquent rent or reimbursement from the Property, Purchaser shall, promptly after the receipt thereof, deliver to Seller any such rent or reimbursement which Seller is entitled to hereunder relating to the period prior to the Closing Date. Seller and Purchaser agree that all rent and reimbursements received by Seller or Purchaser after the Closing shall be applied first to rentals and reimbursements owing to Purchaser for its period of ownership (whether delinquent or otherwise) and then to delinquent rentals and reimbursements, if any, owed to Seller for its period of ownership. For a period of one hundred eighty (180) days following the Closing Date, Purchaser will use commercially reasonable efforts to collect all rents and reimbursements in the usual course of Purchaser’s operation of the Property, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents or reimbursements. Notwithstanding the foregoing, Seller shall have the sole right to collect rents and reimbursements, if any, which are unpaid or delinquent as of Closing, from tenants who are no longer in occupancy as of the Closing (and Purchaser shall promptly deliver any such rents and reimbursements to Seller if received by Purchaser after Closing).

(7)         The provisions of this Section 4.4 shall survive Closing.

4.5          Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction, (b) the cost of the Existing Survey provided by Seller (but not the cost of any update or revision thereto), (c) the costs of curing all title objections for which Seller is responsible under this Agreement, (d) the cost of the Title Commitment and the premium for the Owner’s Title Policy (but excluding any endorsements thereto), (e) the costs of recording all mortgage cancellations, (f) the costs of recording the Deed and the Condominium Conversion Agreement, (g) any amounts owed to Broker (as defined in Section 8.1) payable by Seller, and (h) one half of Escrow Agent’s escrow fee. Purchaser shall pay (A) the fees of any counsel representing Purchaser in connection with this transaction, (B) the premium for any lender’s title insurance policy in connection with Purchaser’s acquisition financing, if any, and any endorsements to the Title Policy or such lender’s title policy (unless pursuant to Section 2.3 Seller expressly agrees in writing to pay for the costs of endorsements necessary to cure any title objections of Purchaser), (C) the cost of Purchaser’s inspections of the Property, (D) the cost of the Updated Survey, including updates or revisions necessary to comply with the requirements of Purchaser or its lender, (E) any mortgage or intangibles tax in connection with Purchaser’s acquisition financing, if any, (F) any State of Tennessee transfer taxes, and (G) one half of Escrow Agent’s escrow fee. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

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4.6          Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date (or such earlier time as otherwise required hereby) of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

(a)          Seller shall have performed all of its material obligations and material covenants hereunder and shall have delivered to Purchaser all of the items required to be delivered to Purchaser by Seller or Seller’s agents pursuant to the terms of this Agreement, including, but not limited to, those provided in Section 4.2;

(b)          All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date (with appropriate modifications permitted under this Agreement or not adverse to Purchaser);

(c)          The Title Company has irrevocably committed to issue an ALTA Owner’s Policy of Title Insurance (subject to payment of the portion of the premium, if any, that Purchaser is required to pay hereunder) with liability in an amount equal to the Purchase Price (the “Title Policy”) showing the Real Property vested in Purchaser (or Purchaser’s permitted assignee or nominee) subject only to the Permitted Exceptions, the standard conditions set forth on the policy jacket, and title exceptions, if any, resulting from documents recorded by Purchaser at closing; provided, however, if the Title Company is unwilling to irrevocably commit to issue such Policy for general reasons that are not directly related to the particular facts and circumstances of the transaction contemplated by this Agreement, then Purchaser shall accept such Policy from any other nationally recognized title insurance company licensed to do business in Tennessee chosen by Seller and reasonably acceptable to Purchaser. For avoidance of doubt, the issuance of a signed marked title binder or a pro forma title policy by the Title Company shall constitute the satisfaction of the irrevocable commitment condition set forth in this Section 4.6(c); and

(d)          Purchaser shall have received an Updated Survey sufficient to cause the Title Company to omit the standard survey exception from the Title Policy, it being acknowledged that the Title Policy may contain an exception for specific matters shown on the Updated Survey (subject to Purchaser’s right to object to such specific matters, if applicable, pursuant to Section 2.5, including the time periods set forth therein); provided, however, notwithstanding anything contained herein to the contrary, Purchaser shall have no right to terminate this Agreement pursuant to the final paragraph of this Section 4.6 if the failure of this condition precedent is the result of Purchaser’s failure to use commercially reasonable efforts to obtain the Updated Survey. Purchaser covenants to order the Updated Survey, from the surveyor who prepared the Existing Survey, within two (2) business days of its receipt of the Title Commitment.

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In the event any of the foregoing conditions has not been satisfied by the Closing Date, Purchaser shall have the right to terminate this Agreement by written notice given to Seller on the Closing Date, whereupon Escrow Agent shall promptly disburse the Earnest Money to Purchaser and the parties shall have no further rights, duties or obligations hereunder, other than those which are expressly provided herein to survive the termination of this Agreement; provided, however, that if any of the foregoing conditions has not been satisfied due to a default by Purchaser or Seller hereunder, then Purchaser’s and Seller’s respective rights, remedies and obligations shall instead be determined in accordance with Article 6.

4.7          Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

(a)          Purchaser shall have delivered to Escrow Agent the Purchase Price as provided in Section 4.3(a).

(b)          Purchaser shall have delivered to Seller all of the material items required to be delivered to Seller by Purchaser or Purchaser’s agents pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3.

(c)          All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date (with appropriate modifications permitted under this Agreement or not adverse to Seller).

In the event any of the foregoing conditions has not been satisfied by the Closing Date, Seller shall have the right to terminate this Agreement by written notice given to Purchaser on the Closing Date, whereupon Escrow Agent shall promptly pay the Earnest Money to Seller and the parties shall have no further rights, duties or obligations hereunder, other than those which are expressly provided herein to survive a termination of this Agreement; provided, however, if any of the foregoing conditions has not been satisfied due to a default by Purchaser or Seller hereunder, then Purchaser’s and Seller’s respective rights, remedies and obligations shall instead be determined in accordance with Article 6.

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4.8          Tax Deferred Exchange. Seller and/or Purchaser may desire to consummate the conveyance of the Property as part of a tax deferred exchange for the benefit of Seller and/or Purchaser, as applicable, pursuant to Section 1031 of the Internal Revenue Code. Seller and/or Purchaser may assign all of its or their respective contract rights and obligations hereunder to an exchange accommodation titleholder or a qualified intermediary, as part of, and in furtherance of, such tax deferred exchange. The parties agree to assist and cooperate in such exchange for the benefit of the other at no cost, expense or liability and without reduction or alteration of the rights of the parties under this Agreement; and each party further agrees to execute any and all documents (subject to the reasonable approval of legal counsel) as are necessary in connection with such exchange at the electing party’s sole expense provided that the other party shall not be required to undertake any material liability or obligation in so doing and provided that such exchange does not extend the Closing Date. As part of such exchange, Seller shall convey the Property directly to Purchaser or is accommodation title holder and Purchaser shall not be obligated to acquire or convey any other property as part of such exchange. Each party shall indemnify, hold harmless and defend the other from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) that may be incurred by the other and arising out of such party’s participation in such exchange, which obligation shall survive the Closing. Notwithstanding the foregoing, should either party fail to effect a tax deferred exchange as contemplated in this Section 4.8 for any reason, then the sale or acquisition, as applicable, of the Property shall be consummated in accordance with terms and conditions of this Agreement just as though the provisions of this Section 4.8 had been omitted from this Agreement, except that the other party shall be reimbursed and indemnified from resulting costs and expenses as provided in this Section. Nothing contained in this Section 4.8 shall release either party of any of its obligations or liabilities under this Agreement, whether accruing before, at or after Closing, nor shall anything contained in this Section 4.8 impose any liability or obligation on any party with respect to the tax consequences of this transaction to the other party.

ARTICLE 5

REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1          Representations and Warranties of Seller. Each of Stonehenge, BR1 and BR2, jointly and severally, hereby makes the following representations and warranties to Purchaser as of the Effective Date. Such representations and warranties are subject to (i) those matters, if any, disclosed in Seller’s disclosure statement attached hereto as Schedule 5.1 and made a part hereof by this reference (“Seller’s Disclosure Statement”) and (ii) the Permitted Exceptions.

(a)          Organization and Authority.

(i)          Stonehenge has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Tennessee. Stonehenge has the full right and authority to enter into this Agreement and to transfer its interest in the Property pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein. The person signing this Agreement on behalf of Stonehenge is authorized to do so. Neither the execution and delivery of this Agreement nor any other documents executed and delivered, or to be executed and delivered, by Stonehenge in connection with the transactions described herein, will violate any provision of Stonehenge’s organizational documents or of any agreements, regulations, or laws to or by which Stonehenge is bound. This Agreement has been, and each document to be executed and delivered by Stonehenge at Closing shall have been as of Closing, duly authorized, executed and delivered by Stonehenge, is a valid and binding obligation of Stonehenge and is enforceable against Stonehenge in accordance with its terms subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally; and (B) the exercise of judicial discretion in accordance with general principles of equity.

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(ii)         BR1 has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware. BR1 has the full right and authority to enter into this Agreement and to transfer its interest in the Property pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein. The person signing this Agreement on behalf of BR1 is authorized to do so. Neither the execution and delivery of this Agreement nor any other documents executed and delivered, or to be executed and delivered, by BR1 in connection with the transactions described herein, will violate any provision of BR1’s organizational documents or of any agreements, regulations, or laws to or by which BR1 is bound. This Agreement has been, and each document to be executed and delivered by BR1 at Closing shall have been as of Closing, duly authorized, executed and delivered by BR1, is a valid and binding obligation of Stonehenge and is enforceable against BR1 in accordance with its terms subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally; and (B) the exercise of judicial discretion in accordance with general principles of equity.

(iii)        BR2 has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware. BR2 has the full right and authority to enter into this Agreement and to transfer its interest in the Property pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein. The person signing this Agreement on behalf of BR2 is authorized to do so. Neither the execution and delivery of this Agreement nor any other documents executed and delivered, or to be executed and delivered, by BR2 in connection with the transactions described herein, will violate any provision of BR2’s organizational documents or of any agreements, regulations, or laws to or by which BR2 is bound. This Agreement has been, and each document to be executed and delivered by BR2 at Closing shall have been as of Closing, duly authorized, executed and delivered by BR2, is a valid and binding obligation of Stonehenge and is enforceable against BR2 in accordance with its terms subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally; and (B) the exercise of judicial discretion in accordance with general principles of equity.

(b)          Pending Actions. Except as set forth on Schedule 5.1, to the best of Seller’s knowledge, Seller has not received written notice of and has no knowledge of any pending or threatened (in writing) action, suit, arbitration, administrative or judicial proceeding, or unsatisfied order or judgment against Seller which pertains to the Property or the transaction contemplated by this Agreement, which in any case, if adversely determined, would have a material adverse effect on the use, operation, or the value of the Property or Seller’s ability to consummate the transaction contemplated herein.

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(c)          Condemnation. To the best of Seller’s knowledge, Seller has not received written notice of and has no knowledge of any threatened (in writing) or pending condemnation proceedings relating to the Property.

(d)          Environmental Matters. To the best of Seller’s knowledge, all environmental reports related to the Property that Seller has in its possession or control have been or will be delivered to Purchaser as part of the Seller’s Deliveries. To the best of Seller’s knowledge, Seller has received no written notice from any governmental authority asserting any violation of Environmental Laws related to the Property which has not been cured or corrected. The term “Environmental Laws” includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation, and Liability Act and other federal laws governing the environment together with their implementing regulations applicable to the Property, and all applicable state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate hazardous or toxic substances and materials. The term “Hazardous Materials” includes petroleum (including crude oil or any fraction thereof) and any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Laws, in any case at levels or concentrations requiring monitoring, reporting, remediation or removal in accordance with Environmental Laws.

(e)          Service Contracts. There are no service, supply, equipment rental or similar agreements (each a “Service Contract” and collectively “Service Contracts”) to which Seller is a party or otherwise bound affecting the Property other than those set forth in Schedule 5.1(e). The Service Contracts have not been amended or modified, except as set forth on Schedule 5.1(e). True and complete copies of the Service Contracts have been or will be delivered to Purchaser as part of Seller’s Deliveries. To Seller’s knowledge, Seller is not in default with respect to its obligations or liabilities under any of the Service Contracts.

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(f)          Rent Roll. The Rent Roll is a copy of the Rent Roll that Seller relies upon and uses in the ordinary course of its business, and is true and correct in all material respects as of the date set forth thereon. The copies of Leases and other agreements with tenants under the Leases (the “Tenants”) delivered or furnished and made available by Seller to Purchaser pursuant to this Agreement constitute all of the Leases to which Seller is a party or is otherwise bound relating to the Property. In respect of each of the Leases, to Seller’s knowledge, except as otherwise set forth in the Rent Roll (or delinquency report attached thereto), the following information is true and correct: (i) each of the Leases is in full force and effect and has not been amended except as disclosed to Purchaser; (ii) Seller has not received written notice of any material default by Seller under any of the Leases; (iii) the Rent Roll discloses all refundable security deposits made by each of the Tenants under the Leases; (iv) no Tenant under the Leases is entitled to any rebate or concession which is not disclosed on the Rent Roll; and (v) there are no written or oral leases affecting the Property other than those listed in the Rent Roll. To Seller’s knowledge, none of Seller’s interests in the Leases or any of the rents or amounts payable thereunder have been assigned, pledged, hypothecated or otherwise encumbered other than those in connection with the existing first mortgage, if any, affecting the Property. Notwithstanding anything in this Agreement to the contrary, Seller does not covenant or represent that Tenants under Leases will not be in default under their respective Leases, and the existence of any default by any Tenant under its Lease shall not affect the obligations of Purchaser hereunder.

(g)          Property Violations. Seller has received no written notice that the Property, and the use and operation thereof, are not in compliance with all applicable municipal and governmental laws, ordinances, regulations, licenses, permits and authorizations.

(h)         Seller’s Delive ries . To the best of Seller’s knowledge, the Seller’s Deliveries, which may be copies and not originals, are true, correct and complete in all material respects.

(i)           Patriot Act and Related Matters.

(i)          Seller has been in compliance in all material respects for the last five (5) years and will continue to be in compliance in all material respects through the Closing Date with (A) the PATRIOT Act, Pub. L. No. 107-56, the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., the Money Laundering Control Act of 1986, and laws relating to the prevention and detection of money laundering in 18 U.S.C. §§ 1956 and 1957; (B) the Export Administration Act (50 U.S.C. §§ 2401-2420), the International Emergency Economic Powers Act (50 U.S.C. § 1701, et seq.), the Arms Export Control Act (22 U.S.C. §§ 2778-2994), the Trading With The Enemy Act (50 U.S.C. app. §§ 1-44), and 13 U.S.C. Chapter 9; (C) the Foreign Asset Control Regulations contained in 31 C.F.R., Subtitle B, Chapter V; and (D) any other civil or criminal federal or state laws, regulations, or orders of similar import.

(ii)         None of the Seller Parties (as defined below) is now or shall be at any time until after the Closing Date be a person who has been listed on (A) the Specially Designated Nationals and Blocked Persons List contained in Appendix A to 31 C.F.R., Subtitle B, Part V; (B) the Denied Persons List, the Entity List, and the Unverified Parties List maintained by the United States Department of Commerce; (C) the List of Terrorists and List of Debarred Parties maintained by the United States Department of State; and (D) any other similar list maintained by any federal or state agency or pursuant to any Executive Order of the President of the United States of America. “Seller Parties” means, collectively, (1) Seller, (2) its executive officers, directors, managers, agents and employees, (3) its shareholders, members, partners, and other investors, or any other person that owns or controls Seller, and (4) any entity on whose behalf Seller acts.

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(j)          Consents. Seller has obtained all consents and permissions (if any) related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, law or regulation by which Seller is bound.

(k)          Financial Status. Seller is solvent, has not made a general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Seller filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other proceeding for the relief of debtors in general, nor has any such proceeding been instituted by or against Seller, nor is any such proceeding to Seller’s knowledge threatened or contemplated.

(l)           ERISA. Seller is not (i) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a “governmental plan” under Section 3(32) of ERISA, (iii) any plan described in Section 4975 of the Internal Revenue Code, or (iv) an entity whose underlying assets include “plan assets” by reason of the application of the ERISA “plan assets” regulation (29 C.F.R. 2510.3-101), as modified by Section 3(42) of ERISA.

(m)          TIC Agreement. The Tenancy in Common Agreement dated December 9, 2014 among Stonehenge, BR1 and BR2 (the “TIC Agreement”) is in full force and effect. None of Stonehenge, BR1 or BR2 has received any uncured notice of default from either of the other two co-tenants under the TIC Agreement, and none of Stonehenge, BR1 or BR2 has any knowledge of any uncured and outstanding default by either of the other two co-tenants under the Existing TIC Agreement.

(n)          Employees. Seller has no employees.

(o)          Designated Representatives. Todd Jackovich is a principal of Stonehenge and Patricia Anderson is a Vice President-Property Management for Bluerock Real Estate LLC, an affiliate of BR1 and BR2.

(p)          Tangible Personal Property. To Seller’s knowledge there are no liens or encumbrances against the Tangible Personal Property other than those in connection with the existing first mortgage, if any, affecting the Property.

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5.2           Knowledge Defined. References to the “knowledge” of Seller shall refer only to the actual knowledge, without investigation or inquiry, on the Effective Date and on the Closing Date, as the case may be, of any of the Designated Representatives (as hereinafter defined) of Seller, and shall not be construed, by imputation or otherwise, to refer to the knowledge of any property manager or broker, or to any other officer, agent, manager, representative or employee of Seller or any affiliate of Seller, or to impose upon such Designated Representatives any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term “Designated Representatives” shall refer to the following persons: Todd Jackovich who is a principal of Stonehenge; and Patricia Anderson, who is a Vice President- Property Management for Bluerock Real Estate LLC, an affiliate of BR1 and BR2. In no event shall Purchaser have any personal claim against the above-named individuals as a result of the reference thereto in this Section 5.2 and Purchaser waives and releases all such claims which Purchaser now has or may later acquire against them in connection with the transactions contemplated in this Agreement.

5.3          Survival of Seller’s Representation s and Warr anties . The representations and warranties of Seller set forth in Section 5.1, as updated by Seller’s Closing Certificate, shall survive Closing for a period of six (6) months after Closing (the “Survival Period”) unless a written claim in respect thereof has been delivered by Purchaser to Seller prior to the expiration of the Survival Period (in which case the relevant representations and warranties shall survive as to the pending claim until its final resolution); provided, however, that Seller’s representations in Section 5.1(i) shall survive for the applicable statute of limitations. Except with respect to a pre- closing misrepresentation by Seller for which the Agreement is terminated under Section 6.2, in which event Section 6.2 shall apply, no claim for a breach of any representation or warranty of Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing, (b) unless the valid claims for all such breaches collectively aggregate Fifty Thousand and No/100 Dollars ($50,000.00) or more, in which event the full amount of such valid claims shall be actionable, up to but not exceeding the amount of the Cap (as defined below), and (c) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of the Survival Period and an action shall have been commenced by Purchaser against Seller within forty-five (45) days after the expiration of the Survival Period. In the event of any breach by Seller of its representations and warranties contained herein which Purchaser first discovers after Closing and provides timely notice as aforesaid, Seller shall indemnify and hold Purchaser harmless from and against any and all loss, damage, cost or expense resulting therefrom up to but not exceeding the Cap. Seller shall not be liable to Purchaser to the extent Purchaser’s claim is satisfied from any insurance policy, Service Contract or Lease, and such amounts shall not be applied toward the Cap. As used herein, the term “Cap” shall mean the total aggregate amount of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00). In no event shall Seller’s aggregate liability to Purchaser for any and all breaches of any representation or warranty of Seller in this Agreement or Seller’s Closing Certificate exceed the amount of the Cap, and Purchaser hereby waives and disclaims any right to damages or compensation for any and all such breaches in excess of the Cap.

5.4          Covenants of Seller. Seller hereby covenants with Purchaser, from the Effective Date until the Closing or earlier termination of this Agreement, as follows:

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(a)          Operation of Property. Seller shall operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof and consistent with the operational standard of an institutional owner of similarly situated multi-family projects within the greater Nashville, Tennessee market. Seller shall have no obligation to make capital improvements at the Property. Upon request from time to time, Seller shall provide Purchaser with an updated Rent Roll and reports detailing monthly rental collections, occupancy, vacancies, concessions and incentives. For any apartment unit at the Property that shall have become vacant more than five (5) days prior to the Closing Date, Seller shall either (i) restore such unit to “rent ready” condition prior to the Closing Date, or (ii) at Closing, credit Purchaser the sum of $500.00 for each such vacant apartment unit against the Purchase Price.

(b)          Execution of New Leases and Renewals. Seller shall continue its efforts in its ordinary course of business to negotiate new leases for unrented apartment units in the Improvements and/or Lease renewals for rented apartment units in the Improvements and shall maintain an advertising and marketing program for apartment units in the Improvements consistent with Seller’s past practices at the Property. Except for amendments or leases entered into pursuant to renewal notices mailed prior to the execution of this Agreement (a true and complete schedule of which is attached hereto as Schedule 5.4(b)), unless Purchaser agrees otherwise in writing, any new leases or renewals of existing leases for such apartment units entered into by Seller after the Effective Date until the Closing or earlier termination of this Agreement shall be on Seller’s standard apartment lease form for the Property, and shall be for terms of no less than six (6) months and no more than thirteen (13) months. Prior to the expiration of the Inspection Period, Seller shall retain the discretion to set rent rates, concessions and other terms of occupancy, provided Seller shall only enter into new leases or renewals in the ordinary course of business taking into account Seller’s then-current good faith evaluation of market conditions. After the expiration of the Inspection Period, any new leases or renewals of existing leases by Seller shall be on terms consistent with the leasing guidelines attached hereto as Schedule 5.4(b) and incorporated herein by reference. Each such new lease or renewal entered into by Seller in accordance with the terms hereof shall constitute a “Lease” for purposes of this Agreement.

(c)          Maintenance of Insurance. Seller shall keep the Improvements insured against loss or damage (including rental loss) by fire and all risks covered by the Seller’s insurance that is currently in force, provided that Seller may make adjustments in Seller’s insurance coverage for the Property which are consistent with Seller’s general insurance program for Seller’s other apartment properties as in effect from time to time. Seller, upon request, shall provide Purchaser an insurance certificate confirming the amounts and types of coverages upon the Property.

(d)          Enforcement of Existing Leases. Seller shall perform the landlord’s material obligations to the tenants under the Leases and enforce the material obligations of the tenants under the Leases, in each case in accordance with the current management standards of Seller for its apartment properties.

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(e)          Provide Copies of Notices. Seller shall furnish Purchaser with copies of all written notices received by Seller from any governmental authority of any violation of any law, statute, ordinance, regulation or order of any governmental or public authority relating to the Property, within ten (10) business days following Seller’s receipt thereof, but, if received by such date, in no event later than two (2) business days prior to the Closing Date.

(f)          Removal and Replacement of Tangible Personal Property. Seller shall not remove any Tangible Personal Property except as may be required for necessary repair or replacement (which repair and replacement shall be of equal quality and quantity as existed as of the time of the removal).

(g)          Execution of New Contracts. Seller shall not, without Purchaser’s prior written consent in each instance (which consent shall not be unreasonably withheld or delayed during the Inspection Period but which thereafter may be withheld in Purchaser’s sole discretion), materially amend or terminate any of the Designated Service Contracts, or enter into any contract or agreement that will be an obligation affecting the Property or binding on Purchaser after the Closing, except that (i) Seller may enter into, amend or enforce (including enforcement by termination) Service Contracts in the ordinary course of business as reasonably necessary for the continued operation and maintenance of the Property, provided any new Service Contracts are terminable without cause or penalty on thirty (30) days’ notice, and (ii) Seller may conduct leasing activity as provided in Section 5.4(b) hereof.

(h)          Management Contracts. As of Closing all property management contracts (if any) pertaining to the Property shall have been terminated.

5.5          Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties to Seller as of the Effective Date:

(a)          Organization and Authority. Purchaser has been duly organized and is validly existing as a corporation under the laws of the State of Delaware. Purchaser has the full right and authority to enter into this Agreement and to purchase the Property pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein. The person signing this Agreement on behalf of Purchaser is authorized to do so. Neither the execution and delivery of this Agreement nor any other documents executed and delivered, or to be executed and delivered, by Purchaser in connection with the transactions described herein, will violate any provision of Purchaser’s organizational documents or of any agreements, regulations, or laws to or by which Purchaser is bound. This Agreement has been duly authorized, executed and delivered by Purchaser, is a valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally; and (ii) the exercise of judicial discretion in accordance with general principles of equity.

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(b)          Consents. Purchaser has obtained all consents and permissions (if any) related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, law or regulation by which Purchaser is bound.

(c)          Pending Actions. There is no action, suit, arbitration, administrative or judicial administrative proceeding, or unsatisfied order or judgment pending or threatened against Purchaser, which, if adversely determined, could individually or in the aggregate have a material adverse effect on Purchaser’s ability to consummate the transaction contemplated herein.

(d)          Financial Status. Purchaser is solvent, has not made a general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Purchaser filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other proceeding for the relief of debtors in general, nor has any such proceeding been instituted by or against Purchaser, nor is any such proceeding to Purchaser’s knowledge threatened or contemplated. The purchase of the Property will not render Purchaser insolvent.

(e)          ERISA. Purchaser is not (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA, (ii) a “governmental plan” under Section 3(32) of ERISA, (iii) any plan described in Section 4975 of the Internal Revenue Code, or (iv) an entity whose underlying assets include “plan assets” by reason of the application of the ERISA “plan assets” regulation (29 C.F.R. 2510.3-101), as modified by Section 3(42) of ERISA.

(f)          Patriot Act and Related Matters. Purchaser hereby represents, warrants, covenants and agrees, as of the date hereof and as of the Closing Date, as follows:

(i)          Purchaser is familiar with the source of funds for the Purchase Price and represents that all such funds are and will be derived from legitimate business activities within the United States of America and/or from loans from a banking or financial institution chartered or organized within the United States of America.

(ii)         Purchaser has been in compliance in all material respects for the last five (5) years and will continue to be in compliance in all material respects through the Closing Date with (A) the PATRIOT Act, Pub. L. No. 107-56, the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., the Money Laundering Control Act of 1986, and laws relating to the prevention and detection of money laundering in 18 U.S.C. §§ 1956 and 1957; (B) the Export Administration Act (50 U.S.C. §§ 2401-2420), the International Emergency Economic Powers Act (50 U.S.C.§ 1701, et seq.), the Arms Export Control Act (22 U.S.C. §§ 2778-2994), the Trading With The Enemy Act (50 U.S.C. app. §§ 1-44), and 13 U.S.C. Chapter 9; (C) the Foreign Asset Control Regulations contained in 31 C.F.R., Subtitle B, Chapter V; and (D) any other civil or criminal federal or state laws, regulations, or orders of similar import.

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(iii)        None of the Purchaser Parties (as defined below) is now or shall be at any time until the Closing Date be a person who has been listed on (A) the Specially Designated Nationals and Blocked Persons List contained in Appendix A to 31 C.F.R., Subtitle B, Part V; (B) the Denied Persons List, the Entity List, and the Unverified Parties List maintained by the United States Department of Commerce; (C) the List of Terrorists and List of Debarred Parties maintained by the United States Department of State; and (D) any other similar list maintained by any federal or state agency or pursuant to any Executive Order of the President of the United States of America. “Purchaser Parties” means, collectively, (1) Purchaser, (2) its executive officers, directors, managers, agents and employees, (3) its shareholders, members, partners, and other investors, or any other person that owns or controls Purchaser, and (4) any entity on whose behalf Purchaser acts.

(g)          Purchaser Representative. Noel G. Belli is Purchaser’s acquisition officer in respect of the Property.

5.6          Survival of Purchaser’s Repres entation s and W arranties. The representations and warranties of Purchaser set forth in Section 5.5 shall survive Closing for a period of six (6) months after Closing provided, however, that Purchaser’s representations in Section 5.5(f) shall survive for the applicable statute of limitations.

5.7          Knowledge Defined. References to the “knowledge” of Purchaser shall refer only to the actual knowledge, without investigation or inquiry, on the Effective Date and on the Closing Date, as the case may be, of the Purchaser Representative (as hereinafter defined), and shall not be construed, by imputation or otherwise, to refer to the knowledge of any property manager or broker, or to any other officer, agent, manager, representative or employee of Purchaser or any affiliate of Purchaser, or to impose upon such Purchaser Representative any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term “Purchaser Representative” shall refer to the following person: Noel G. Belli, who is the Purchaser’s acquisition officer in respect of the Property. In no event shall Seller have any personal claim against the above-named individual as a result of the reference thereto in this Section 5.7 and Seller waives and releases all such claims which Seller now has or may later acquire against him in connection with the transactions contemplated in this Agreement.

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5.8          Covenants of Purchaser

(a)          Reserved.

(b)          “Designated Service Contracts” means (i) those certain Service Contracts which are assignable in accordance with their terms which Purchaser identifies by written notice delivered to Seller on or before the Inspection Date as the Service Contracts Purchaser elects Seller to assign to Purchaser at Closing, (ii) those assignable Service Contracts regarding which Purchaser has failed to deliver such written notice on or before the Inspection Date, and (iii) those Service Contracts (the “Must Take Service Contracts”) attached hereto as Schedule 5.8(b) which are assignable in accordance with their terms and which may not be terminated without cause or penalty, with thirty (30) days’ (or less) written notice. Purchaser hereby covenants with Seller that on or before the Inspection Date, Purchaser shall deliver written notice to Seller instructing which of the assignable Service Contracts Purchaser desires for Seller to assign to Purchaser and which it does not. If Purchaser fails to timely deliver such notice, Purchaser shall not be in default hereunder but shall be deemed to have chosen to have all assignable Service Contracts assigned to Purchaser, and all such Service Contracts shall be deemed part of the “Designated Service Contracts.” If Purchaser charges any vendor approval fees that would otherwise be payable by a service provider in connection with the assignment of any Service Contracts (such as Compliance Depot charges), Purchaser agrees to waive and release such fees. At Closing, Seller will cause the Service Contracts which Purchaser has elected not to have assigned to Purchaser (other than the Must Take Service Contracts), by operation of the aforesaid notice on or before the Inspection Date, to be terminated at Seller’s expense, such termination to be effective within the time period provided for in the applicable Service Contract (or if no such time period is provided, as promptly as practicable after the Closing Date). The provisions of this Section 5.7(b) shall survive Closing.

ARTICLE 6

DEFAULT

6.1          Default by Purchaser. If the sale of the Property as contemplated hereunder is not consummated due to Purchaser’s default hereunder, then Seller shall be entitled, as its sole and exclusive remedy for such default, to terminate this Agreement and receive the Earnest Money as liquidated damages for the breach of this Agreement and not as a penalty, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof, Seller hereby expressly waiving and relinquishing any and all other remedies at law or in equity. Seller’s right to receive the Earnest Money is intended not as a penalty, but as full liquidated damages. The right to receive the Earnest Money as full liquidated damages is Seller’s sole and exclusive remedy in the event of default hereunder by Purchaser, and Seller hereby waives and releases any right to (and hereby covenants that it shall not) sue Purchaser: (a) for specific performance of this Agreement, or (b) to recover any damages of any nature or description other than or in excess of the Earnest Money. Purchaser hereby waives and releases any right to (and hereby covenants that it shall not) sue Seller or seek or claim a refund of the Earnest Money (or any part thereof) on the grounds it is unreasonable in amount and exceeds Seller’s actual damages or that its retention by Seller constitutes a penalty and not agreed upon and reasonable liquidated damages. This Section 6.1 is subject to Section 6.4 hereof.

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6.2          Default by Seller. If the sale of the Property as contemplated hereunder is not consummated due to Seller’s default hereunder, then Purchaser shall be entitled, as its sole remedy for such default, either (a) to receive the return of the Earnest Money, which return shall operate to terminate this Agreement and release the parties from any and all liability hereunder, except that, to the extent that such termination is the result of a failure of Seller to perform a material obligation or a material covenant under this Agreement, Purchaser shall also be entitled to recover from Seller, and Seller shall promptly pay to Purchaser, an amount equal to Purchaser’s actual out of pocket expenses incurred in connection with the transactions contemplated hereby in an amount not to exceed Seventy-Five Thousand Dollars ($75,000.00), or (b) to enforce specific performance of Seller’s obligation to execute and deliver the documents and perform its obligations relating to the Closing and the conditions at Closing set forth in this Agreement; provided, however, that notwithstanding the foregoing, if specific performance is not available to Purchaser due to a voluntary transfer by Seller of all or a material portion of its interest in the Property, then Purchaser shall be entitled to seek Purchaser’s actual damages resulting from the loss of Purchaser’s bargain. In no event shall Seller be liable for consequential, speculative, remote or punitive damages, or any other damages, and Purchaser hereby waives and releases any right to seek or collect any such consequential, speculative, remote or punitive damages, or any damages other than Purchaser’s actual damages as set forth in the immediately preceding sentence. Purchaser shall be deemed to have elected (a) above if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before forty-five (45) days following the date upon which Closing was to have occurred. This Section 6.2 shall be subject to Section

6.4 hereof.

6.3          Notice of Default; Opportunity to Cure. Neither Seller nor Purchaser shall be deemed to be in default hereunder until and unless such party has been given written notice of its failure to comply with the terms hereof and thereafter does not cure such failure within five (5) business days after receipt of such notice; provided, however, that this Section 6.3 (a) shall not be applicable to Purchaser’s failure to deliver the Earnest Money or any portion thereof on the dates required hereunder or to a party’s failure to make any deliveries required of such party on the Closing Date and, accordingly, (b) shall not have the effect of extending the Closing Date or the due date of any Earnest Money deposit hereunder.

6.4          Recoverable Damages. Notwithstanding Sections 6.1 and 6.2 hereof, in no event shall the provisions of Sections 6.1 and 6.2 limit (a) either Purchaser’s or Seller’s obligation to indemnify the other party, or the damages recoverable by the indemnified party against the indemnifying party due to, a party’s express obligation to indemnify the other party in accordance with this Agreement, or (b) either party’s obligation to pay costs, fees or expenses under Section 4.5 hereof, or the damages recoverable by either party against the other party due to a party’s failure to pay such costs. In addition, if this Agreement terminates for any reason, other than a default by Seller hereunder for which Purchaser has elected to pursue the remedy of specific performance, and Purchaser or any party related to or affiliated with Purchaser asserts any claim or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible, and marketable title to the Property, then Seller shall have all rights and remedies available at law or in equity with respect to such assertion by Purchaser and any loss, damage or other consequence suffered by Seller as a result of such assertion.

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ARTICLE 7

RISK OF LOSS

7.1          Damage. Prior to Closing, the risk of loss shall remain with Seller. In the event of “damage” to the Property or any portion thereof, then Seller shall promptly notify Purchaser thereof. In addition, if Seller determines that such damage is “major” (as hereinafter defined), Seller shall specifically so notify Purchaser in writing. In the event of such major damage, Purchaser may elect to proceed with the Closing (subject to the other provisions of this Agreement) or may terminate this Agreement by delivering written notice thereof to Seller within ten (10) business days after Purchaser’s receipt of Seller’s notice respecting the damage. If Purchaser does not specifically elect to proceed with Closing within ten (10) business days of receipt of Seller’s notice respecting such major damage, then this Agreement shall terminate, the Earnest Money shall be returned to Purchaser and, except for obligations of the parties which survive termination of this Agreement, the parties shall have no further obligations hereunder. If Purchaser elects to proceed, Purchaser shall have no further right to terminate this Agreement as a result of the damage and in such event, Seller shall assign to Purchaser at Closing all insurance proceeds (including rent loss insurance, if any, applicable to the period from and after the Closing Date) or condemnation awards payable as a result of such damage and pay any insurance deductible due under Seller’s insurance policy(ies). If the damage is not major, Seller shall assign to Purchaser at Closing all insurance proceeds (including rent loss insurance, if any, applicable to the period from and after the Closing Date) or condemnation awards payable as a result of such damage and pay any insurance deductible due under Seller’s insurance policy(ies). In the event the damage is not major and prior to Closing sufficient insurance proceeds are not received or committed in writing by the insurance carrier sufficient to repair any damage, Seller shall repair such damage to Purchaser’s reasonable satisfaction by Closing or give Seller a credit at Closing in an amount sufficient to pay for the cost unpaid as of Closing for repair of the applicable damage (i.e. to restore the Property to substantially the same condition as immediately before such casualty), such amount to be determined by an architect or other appropriate professional selected by Seller and approved by Purchaser, such approval not to be unreasonably withheld, conditioned or delayed. Any assignment by Seller to Purchaser of insurance proceeds respecting loss of rental income shall be limited to that portion of such proceeds attributable to periods after Closing. In the event of casualty or condemnation occurs between the expiration of the Inspection Period and the Closing Date which results in Major Damage, the parties acknowledge and agree that the Closing Date may be delayed for so long as is reasonably necessary to allow the parties sufficient time to obtain, analyze and address the items related to such casualty or condemnation, provided that such delay shall not exceed thirty (30) days from the originally scheduled Closing Date.

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7.2          Definition of Major Damage. For purposes of Section 7.1:

(a)          “damage” means (i) physical damage to or destruction of all or part of the Property by reason of fire, earthquake, tornado, flood or other casualty occurring after the Effective Date or (ii) the actual or threatened (in writing by the appropriate governmental authority) physical taking of all or part of the Property by condemnation or by conveyance in lieu of condemnation occurring after the Effective Date; and

(b)          “major” damage refers to the following: (i) damage such that the cost of repairing or restoring the premises in question to a condition substantially similar to that of the premises in question prior to the event of damage would in the opinion of an architect selected by Seller and reasonably approved by Purchaser, be equal to or greater than ten percent (10%) of the Purchase Price or that impairs access to twenty-five (25) or more residential apartment units for a period of thirty (30) days or more after the Closing; and (ii) any condemnation or conveyance in lieu of condemnation which materially impairs the current use or value of the Property or access to the Property from public roads or the number or utility of parking spaces or prohibits, as a matter of applicable law, the rebuilding or repair of Improvements as they currently exist. If Purchaser does not give notice to Seller of Purchaser’s reasons for disapproving an architect within ten (10) business days after receipt of notice of the proposed architect containing the proposed architect’s educational background, a description of his or her general experience and two references, then Purchaser shall be deemed to have approved the architect selected by Seller.

ARTICLE 8

COMMISSIONS

8.1          Broker’s Commission. The parties acknowledge that [Jones Lang LaSalle] (“Broker”) has been retained by and represents Seller as broker in connection with the sale of the Property by Seller to Purchaser, and is to be compensated for its services by Seller. Seller agrees to pay Broker upon, but only upon, final consummation of the transaction contemplated herein, a real estate brokerage commission pursuant to a separate written agreement between Seller and Broker.

8.2          Representation and Indemnity. Purchaser and Seller each hereby represents and warrants to the other that it has not disclosed this Agreement or the subject matter hereof to, and has not otherwise dealt with, any real estate broker, agent or salesman (other than Broker) so as to create any legal right or claim in any such broker, agent or salesman (other than Broker) for a real estate commission or similar fee or compensation with respect to the negotiation and/or consummation of this Agreement or the conveyance of the Property by Seller to Purchaser. Purchaser and Seller shall indemnify, hold harmless and defend each other from and against any and claims and demands for a real estate brokerage commission or similar fee or compensation arising out of any claimed dealings with the indemnifying party and relating to this Agreement or the purchase and sale of the Property (including reasonable attorneys’ fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity).

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8.3          Survival. This Article 8 shall survive the rescission, cancellation, termination or consummation of this Agreement.

ARTICLE 9

DISCLAIMERS AND WAIVERS

9.1          No Reliance on Documents. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT AND IN THE CLOSING DOCUMENTS, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF ANY MATERIALS, DATA OR INFORMATION DELIVERED BY SELLER TO PURCHASER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY. PURCHASER ACKNOWLEDGES AND AGREES THAT ALL MATERIALS, DATA AND INFORMATION DELIVERED BY SELLER TO PURCHASER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY ARE PROVIDED TO PURCHASER AS A CONVENIENCE ONLY AND THAT ANY RELIANCE ON OR USE OF SUCH MATERIALS, DATA OR INFORMATION BY PURCHASER SHALL BE AT THE SOLE RISK OF PURCHASER, EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES AND AGREES THAT (A) ANY ENVIRONMENTAL OR OTHER REPORT WITH RESPECT TO THE PROPERTY WHICH IS DELIVERED BY SELLER TO PURCHASER SHALL BE FOR GENERAL INFORMATIONAL PURPOSES ONLY, (B) PURCHASER SHALL NOT HAVE ANY RIGHT TO RELY ON ANY SUCH REPORT DELIVERED BY SELLER TO PURCHASER, BUT RATHER WILL RELY ON ITS OWN INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AND ANY REPORTS COMMISSIONED BY PURCHASER WITH RESPECT THERETO, AND (C) NEITHER SELLER, NOR ANY AFFILIATE OF SELLER, NOR THE PERSON OR ENTITY WHICH PREPARED ANY SUCH REPORT DELIVERED BY SELLER TO PURCHASER SHALL HAVE ANY LIABILITY TO PURCHASER FOR ANY INACCURACY IN OR OMISSION FROM ANY SUCH REPORT.

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9.2          Disclaimers. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT AND IN THE CLOSING DOCUMENTS, PURCHASER UNDERSTANDS AND AGREES THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S LIMITED OR SPECIAL WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE LAWS, THE ABSENCE OR PRESENCE OF HAZARDOUS MATERIALS OR OTHER TOXIC SUBSTANCES (INCLUDING WITHOUT LIMITATION MOLD OR ANY MOLD CONDITION), COMPLIANCE WITH ENVIRONMENTAL LAWS OR ACCESS LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS.

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PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS MATERIALS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY (INCLUDING WITHOUT LIMITATION ANY MOLD OR MOLD CONDITION), OR WITH RESPECT TO ACCESS LAWS, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, DESIGN, CONSTRUCTION DEFECTS, ADVERSE PHYSICAL OR ENVIRONMENTAL CONDITIONS, OR NONCOMPLIANCE WITH ACCESS LAWS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S AND ITS PARTNERS’ RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT OR UNDER ANY ENVIRONMENTAL LAW), LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES (WHETHER BASED ON STRICT LIABILITY OR OTHERWISE), COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S AND ITS PARTNERS’ RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS OR ACCESS LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. THE FOREGOING SHALL NOT BE INTERPRETED TO WAIVE ANY CLAIM OF PURCHASER WITH RESPECT TO ANY BREACH BY SELLER OF ANY EXPRESS COVENANT, REPRESENTATIONS OR WARRANTIES MADE BY SELLER IN THIS AGREEMENT THAT EXPRESSLY SURVIVE CLOSING PURSUANT TO THE TERMS HEREOF OR IN THE CLOSING DOCUMENTS.

PURCHASER AGREES THAT SHOULD ANY INVESTIGATION, CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS (INCLUDING WITHOUT LIMITATION ANY MOLD OR MOLD CONDITION) ON OR RELATED TO THE PROPERTY BE REQUIRED AFTER THE CLOSING DATE, SELLER SHALL HAVE NO LIABILITY TO PURCHASER TO PERFORM OR PAY FOR SUCH INVESTIGATION, CLEAN-UP, REMOVAL OR REMEDIATION, AND PURCHASER EXPRESSLY WAIVES AND RELEASES ANY CLAIM TO THE CONTRARY. PURCHASER FURTHER AGREES THAT SHOULD ANY INVESTIGATION OR CURATIVE ACTION ON OR RELATED TO THE PROPERTY BE REQUIRED AFTER THE CLOSING DATE UNDER ANY ACCESS LAWS, SELLER SHALL HAVE NO LIABILITY TO PURCHASER TO PERFORM OR PAY FOR SUCH INVESTIGATION OR CURATIVE ACTION AND PURCHASER EXPRESSLY WAIVES AND RELEASES ANY CLAIM TO THE CONTRARY. THE FOREGOING SHALL NOT BE INTERPRETED TO WAIVE ANY CLAIM OF PURCHASER WITH RESPECT TO ANY BREACH BY SELLER OF ANY EXPRESS COVENANT, REPRESENTATIONS OR WARRANTIES MADE BY SELLER IN THIS AGREEMENT THAT EXPRESSLY SURVIVE CLOSING PURSUANT TO THE TERMS HEREOF OR IN ANY OF THE CLOSING DOCUMENTS.

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PURCHASER REPRESENTS AND WARRANTS THAT THE TERMS OF THE RELEASE CONTAINED HEREIN AND ITS CONSEQUENCES HAVE BEEN COMPLETELY READ AND UNDERSTOOD BY PURCHASER, AND PURCHASER HAS HAD THE OPPORTUNITY TO CONSULT WITH, AND HAS CONSULTED WITH, LEGAL COUNSEL OF PURCHASER’S CHOICE WITH REGARD TO THE TERMS OF THIS RELEASE. PURCHASER ACKNOWLEDGES AND WARRANTS THAT PURCHASER’S EXECUTION OF THIS RELEASE IS FREE AND VOLUNTARY.

9.3          Certain Definitions. The term “Access Laws” means the Americans With Disabilities Act, the Fair Housing Act, the Rehabilitation Act and other federal laws and all applicable state, regional, county, municipal and other local laws, regulations and ordinances governing access to handicapped or disabled persons or the construction or design of residential dwelling units, places of public accommodation, or common areas which are at or on the Property.

9.4          Effect and Survival of Disclaimers. Seller and Purchaser acknowledge that the provisions of this Article 9 are an integral part of the transactions contemplated in this Agreement and a material inducement to Seller to enter into this Agreement and that Seller would not enter into this Agreement but for the provisions of this Article 9. Seller and Purchaser agree that the provisions of this Article 9 shall survive Closing or any termination of this Agreement.

ARTICLE 10

ESCROW AGENT

10.1        Investment of Earnest Money. Escrow Agent shall invest the Earnest Money held by Escrow Agent pursuant to Purchaser’s directions in an interest-bearing account at a commercial bank whose deposits are insured by the Federal Deposit Insurance Corporation. Escrow Agent shall notify Seller, no later than one (1) business day after Escrow Agent’s receipt thereof, that Escrow Agent has received any portion of the Earnest Money in immediately available funds, and is holding the same in accordance with the terms of this Agreement. However, Escrow Agent shall invest the Earnest Money only in such accounts as will allow Escrow Agent to disburse the Earnest Money or any portion thereof upon no more than one (1) business day’s notice.

10.2        Payment on Demand. Escrow Agent shall hold the Earnest Money in escrow and shall not release the same to any person or entity except as expressly provided herein. Upon receipt of any written certification from Seller or Purchaser claiming the Earnest Money pursuant to the provisions of this Agreement, Escrow Agent shall promptly forward a copy thereof to the other such party (i.e., Purchaser or Seller, whichever did not claim the Earnest Money pursuant to such notice) and, unless such other party within ten (10) days thereafter notifies Escrow Agent of any objection to such requested disbursement of the Earnest Money in which case Escrow Agent shall retain the Earnest Money subject to Section 10.4 below, Escrow Agent shall disburse the Earnest Money to the party demanding the same and shall thereupon be released and discharged from any further duty or obligation hereunder. Notwithstanding the foregoing, Escrow Agent shall promptly (without the necessity of any notice to Seller and notwithstanding any objection that Seller may raise) deliver the Earnest Money to Purchaser upon demand made at any time prior to the expiration of the Inspection Period.

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10.3        Exculpation of Escrow Agent. It is agreed that the duties of Escrow Agent are herein specifically provided and are purely ministerial in nature, and that Escrow Agent shall incur no liability whatsoever except for its misconduct or negligence, so long as Escrow Agent is acting in good faith. Except in the event of Escrow Agent’s willful misconduct or gross negligence, Seller and Purchaser do each hereby release Escrow Agent from any liability for any error of judgment or for any act done or omitted to be done by Escrow Agent in the good faith performance of its duties hereunder and do each hereby indemnify Escrow Agent against, and agree to hold, save, and defend Escrow Agent harmless from, any costs, liabilities, and expenses incurred by Escrow Agent in serving as Escrow Agent hereunder and in faithfully discharging its duties and obligations hereunder. Seller and Purchaser are aware the Federal Deposit Insurance Corporation (FDIC) coverages apply to a maximum amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) per depositor (as may be modified by the FDIC from time to time). Further, Seller and Purchaser do not and will not hold Escrow Agent liable for any loss occurring which arises from bank failure or error, insolvency or suspension, or a situation or event which falls under the FDIC coverages.

10.4        Stakeholder. Escrow Agent is acting as a stakeholder only with respect to the Earnest Money. If there is any dispute as to whether Escrow Agent is obligated to deliver the Earnest Money or as to whom the Earnest Money is to be delivered, Escrow Agent shall refuse to make any delivery and shall continue to hold the Earnest Money until receipt by Escrow Agent of an authorization in writing, signed by Seller and Purchaser, directing the disposition of the Earnest Money, or, in the absence of such written authorization, until final determination of the rights of the parties in an appropriate judicial proceeding. If such written authorization is not given, or a proceeding for such determination is not begun, within thirty (30) days of notice to Escrow Agent of such dispute, Escrow Agent may bring an appropriate action or proceeding for leave to deposit the Earnest Money in a court of competent jurisdiction located in the Nashville, Tennessee metropolitan area pending such determination. Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding, including, without limitation, reasonable attorneys’ fees and disbursements, by the party determined not to be entitled to the Earnest Money. Upon making delivery of the Earnest Money in any of the manners herein provided, Escrow Agent shall have no further liability or obligation hereunder.

10.5        Interest. All interest and other income earned on the Earnest Money deposited with Escrow Agent hereunder shall be reported for income tax purposes as earnings of Purchaser. Purchaser’s taxpayer identification number shall be delivered to Escrow Agent and/or Seller upon request prior to Closing.

10.6        Execution by Escrow Agent. Escrow Agent has executed this Agreement solely for the purpose of acknowledging and agreeing to the provisions of this Article 10. Escrow Agent’s consent to any modification or amendment of this Agreement other than this Article 10 shall not be required.

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ARTICLE 11

MISCELLANEOUS

11.1        Public Disclosure. Prior to Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller except for any disclosure that may be required by law or applicable regulation to be made to any applicable governmental or quasi- governmental authorities or to the public. Further, either Seller or Purchaser may also make such disclosures with respect to the transaction as are consistent with such party’s customary disclosures in quarterly earnings press releases and supplemental financial disclosures; however no such releases or disclosures to the general public in writing shall include the name of the purchaser or seller of the Property. Notwithstanding any terms or conditions in this Agreement to the contrary, this Section 11.1 shall survive the Closing.

11.2        Assignment. Purchaser may not assign its rights under this Agreement without first obtaining Seller’s written approval, which approval may be given or withheld in Seller’s sole discretion. Notwithstanding the foregoing, (a) Purchaser may assign this Agreement at or prior to Closing to a Permitted Assignee without Seller’s consent, and (b) Seller may assign its rights under this Agreement to an exchange accommodation titleholder to facilitate a tax deferred exchange pursuant to Section 4.8 hereof. For purposes hereof, the term “Permitted Assignee” means an assignee which expressly assumes in writing all obligations of Purchaser hereunder and is (i) any entity that is directly or indirectly controlling or controlled by or under direct or indirect common control with Sentinel Acquisitions Corp. or Sentinel Real Estate Corporation, (ii)         any commingled investment fund that is managed directly or indirectly by Sentinel Acquisitions Corp. or Sentinel Real Estate Corporation or any permitted assignee under clause (i) above, or (iii) any person or entity who has retained Sentinel Acquisitions Corp. or Sentinel Real Estate Corporation or any permitted assignee under clause (i) above, as its asset manager with respect to the Property; provided that such retention pursuant to an assignment in (iii) above is a bona fide arrangement and not principally for the purpose of transferring Purchaser’s interest in this Agreement. No transfer or assignment by Purchaser shall release or relieve Purchaser of its obligations hereunder.

11.3        Notices. Any notice, request or other communication (a “notice”) required or permitted to be given hereunder shall be in writing and shall be delivered by hand or overnight courier (such as United Parcel Service or Federal Express), sent by electronic mail (provided a copy of such notice is deposited with an overnight courier for next business day delivery), or mailed by United States registered or certified mail, return receipt requested, postage prepaid and addressed to each party at its address as set forth below. Any such notice shall be considered given on the date of such hand or courier delivery, confirmed email transmission if received on a business day (provided a copy of such notice is deposited with an overnight courier for next business day delivery), deposit with such overnight courier for next business day delivery, or deposit in the United States mail, but the time period (if any is provided herein) in which to respond to such notice shall commence on the date of hand or overnight courier delivery or on the date received following deposit in the United States mail as provided above. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice. By giving at least five (5) days’ prior written notice thereof, any party may from time to time and at any time change its mailing address hereunder. Any notice of any party may be given by such party’s counsel.

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The parties’ respective addresses for notice purposes are as follows. Notice by telephone shall not be effective.

If to Seller:

SH 23Hundred TIC, LLC

BGF 23Hundred, LLC

23Hundred, LLC

c/o Stonehenge Real Estate Group, LLC

3200 West End Avenue, Suite 500

Nashville, TN 37203

Attention: Todd Jackovich

toddj@stonehengereg.com

With a copy to:

Eric R. Wilensky, Esq.

Nelson Mullins Riley & Scarborough LLP

Atlantic Station

201 17th Street NW, Suite 1700

Atlanta, GA 30363

eric.wilensky@nelsonmullins.com

If to Purchaser

Sentinel Acquisitions Corp.

c/o Sentinel Real Estate Corporation

1251 Avenue of the Americas

New York, NY 10020

Attention: Noel G. Belli

belli@sentinelcorp.com

and

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Sentinel Acquisitions Corp.

c/o Sentinel Real Estate Corporation

1251 Avenue of the Americas

New York, NY 10020

Attention: Millie Cassidy

cassidy@sentinelcorp.com

With a copy to:

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attention: Mark Brody, Esq.

brody@sewkis.com

If to Escrow Agent:

First American Title Insurance Company

633 Third Avenue

New York, NY 10017

Attention: Phillip Salomon

psalomon@firstam.com

11.4         Modifications. This Agreement cannot be changed orally, and no agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought. Signatures inscribed on the signature pages of this Agreement or any formal amendment which are transmitted by telecopy or email transmission (e.g., PDF files) shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver to the other party upon request an executed original of this Agreement or any such formal amendment with its actual signature, but a failure to do so shall not affect the enforceability of this Agreement or any such formal amendment, it being expressly agreed that each party to this Agreement or any formal amendment shall be bound by its own telecopied or emailed signature and shall accept the telecopied or emailed signature of the other party to this Agreement or any formal amendment.

11.5         Calculation of Time Periods. Where used in this Agreement, the term “business day” shall mean any day that is not a Saturday, Sunday or legal holiday. If any date set forth in this Agreement shall fall on, or any time period set forth in this Agreement shall expire on, a day which is not a business day, such date shall automatically be extended to, and the expiration of such time period shall automatically to be extended to, the next business day. The final day of any time period under this Agreement or any deadline under this Agreement shall include the period of time through and including such final day or deadline. The final day of any such time period or deadline shall be deemed to end at 5:00 p.m., Nashville, Tennessee time.

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11.6        Successors and Assigns. Subject to Section 11.2 hereof, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

11.7        Entire Agreement. This Agreement, including the Schedules, contain the entire agreement between the parties pertaining to the subject matter hereof and fully supersede all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

11.8        Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property. The provisions of this Section 11.8 shall survive Closing.

11.9        Counterparts. This Agreement may be executed in identical counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.

11.10      Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

11.11      Applicable Law. This Agreement is performable in the state in which the Property is located and shall in all respects be governed by, and construed in accordance with, the substantive federal laws of the United States and the laws of such state. Seller and Purchaser hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the state and judicial district in which the Property is located in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in a state or federal court sitting in the state and judicial district in which the Property is located. Purchaser and Seller agree that the provisions of this Section 11.11 shall survive the Closing of the transaction contemplated by this Agreement.

11.12      No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

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11.13      Employees. Prior to the day after the Inspection Date, Purchaser agrees not to offer employment to any employees of Seller’s property manager who are employed at the Property. Purchaser shall use reasonable efforts to instruct its personnel on the Property during the Inspection Period to not solicit the employment of any employees at the Property until the day after the Inspection Date. Purchaser shall have no responsibility for the salaries, benefits, leasing commissions, and bonuses, if any, payable to such employees at the Property relating to or arising from such employment by Seller’s property manager, even if such employees are subsequently employed by or on behalf of Purchaser or its affiliates following the Closing. Any employment of such existing employees by Purchaser or its affiliates shall be pursuant to separate employment agreements with such employees. Purchaser shall have no obligation to offer (or cause to be offered) employment to any employee of the Property following the Closing. This Section 11.13 shall survive the Closing.

11.14      Schedules. The following schedules attached hereto shall be deemed to be an integral part of this Agreement:

Schedule 1.1(a)	-	Legal Description of the Land
Schedule 1.1(d)	-	Inventory of Tangible Personal Property
Schedule 1.1(e)	-	Rent Roll
Schedule 1.5	-	Escrow Agent Wiring Instructions
Schedule 3.1	-	Seller’s Deliveries
Schedule 4.2(a)	-	Limited Warranty Deed
Schedule 4.2(b)	-	Bill of Sale and Assignment
Schedule 4.2(d)	-	Seller’s Closing Certificate
Schedule 4.2(g)	-	Seller’s Affidavit
Schedule 5.1	-	Seller’s Disclosure Statement
Schedule 5.1(e)	-	Schedule of Service Contracts
Schedule 5.4(b)(i)	-	Lease Renewal and Amendment Notices
Schedule 5.4(b)(ii)	-	Leasing Guidelines
Schedule 5.8(b)	-	Schedule of Must Take Service Contracts
Schedule 12.1	-	Condominium Conversion Agreement

11.15      Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

11.16      Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any schedules or amendments hereto.

11.17      Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

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11.18     Survival. The provisions of the following Sections of this Agreement shall survive Closing and shall not be merged into the execution and delivery of the Deed: 3.1(e); 4.2(c); 4.4; 4.5; 4.8; 5.1; 5.2; 5.3; 5.5; 5.6; 5.7; Article 8; Article 9; 11.8; 11.11; 11.13; 11.23; those additional provisions of this Article 11 which govern the administration, interpretation or enforcement of this Agreement; and any other provisions contained herein that by their terms survive the Closing (the “Obligations Surviving Closing”). Except for the Obligations Surviving Closing, all representations, warranties, covenants and agreements contained in this Agreement shall be merged into the instruments and documents executed and delivered at Closing. The Obligations Surviving Closing shall survive the Closing; provided, however, that the representations and warranties of Seller contained in Section 5.1, as updated by Seller’s Closing Certificate, and the representations and warranties of Purchaser contained in Section 5.5, as updated by Purchaser’s certificate under Section 4.3(d), shall survive for the period, and are subject to the terms, set forth in Sections 5.3 and 5.6 respectively.

11.19      Time of Essence. Time is of the essence with respect to this Agreement.

11.20      Covenant Not to Record. Purchaser shall not record this Agreement, any memorandum or other evidence thereof; provided, however, that the foregoing shall not prohibit the recordation of any lis pendens with regard to a timely action for specific performance filed pursuant to Section 6.2 of this Agreement. Any such recording shall constitute a material default hereunder on the part of Purchaser.

11.21      Limitation of Seller’s Liab ility . Purchaser shall have no recourse against any of the past, present or future, direct or indirect, shareholders, partners, members, managers, principals, directors, officers, agents, incorporators, affiliates or representatives of Seller or of any of the assets or property of any of the foregoing for the payment or collection of any amount, judgment, judicial process, arbitral award, fee or cost or for any other obligation or claim arising out of or based upon this Agreement and requiring the payment of money by Seller. This Section 11.21 shall survive the Closing.

11.22      JURY WAIVER. IN ANY LAWSUIT OR OTHER PROCEEDING INITIATED BY SELLER OR PURCHASER UNDER OR WITH RESPECT TO THIS AGREEMENT, SELLER AND PURCHASER EACH WAIVE ANY RIGHT IT MAY HAVE TO TRIAL BY JURY.

11.23      Limitation of Purchase r’s Liab ility . Seller shall have no recourse against any of the past, present or future, direct or indirect, shareholders, partners, members, managers, principals, directors, officers, agents, incorporators, affiliates or representatives of Purchaser or of any of the assets or property of any of the foregoing for the payment or collection of any amount, judgment, judicial process, arbitral award, fee or cost or for any other obligation or claim arising out of or based upon this Agreement and requiring the payment of money by Purchaser. This Section 11.23 shall survive the Closing.

11.24      Attorneys’ Fees . Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including attorneys’ fees, expended or incurred in connection therewith.

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ARTICLE 12

SPECIAL PROVISION REGARDING CONDOMINIUM

12.1        Condominium Conversion Agreement. As a material part of the consideration for Seller’s execution and delivery of this Agreement, Purchaser shall execute and deliver at Closing a Condominium Conversion Agreement in the form set forth on Schedule 12.1 attached hereto, which will be recorded against the Property at the Closing.

[SIGNATURES ON THE FOLLOWING PAGES]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

SH 23HUNDRED TIC, LLC,
a Tennessee limited liability company

By:	Stonehenge 23Hundred N Member, LLC,
a Tennessee limited liability company,
its Sole Member

	By:	Stonehenge 23Hundred Manager, LLC,
a Tennessee limited liability company
its Manager

		By:	Stonehenge Real Estate Group, LLC,
a Georgia limited liability company,
its Manager

			By:	/s/ Todd Jackovich
Todd Jackovich, its Manager

BGF 23HUNDRED, LLC, a Delaware limited
liability company

By:	Bluerock Growth Fund, LLC, its sole member

	By:	Bluerock Fund Manager, LLC, its manager

			By:	/s/ Jordan Ruddy
Jordan Ruddy, its Authorized
Signatory

[SIGNATURES CONTINUED ON THE FOLLOWING PAGES]

23HUNDRED, LLC, a Delaware limited liability company

By:	BR Stonehenge 23Hundred JV, LLC, its sole member

	By:	BR Berry Hill Managing Member, LLC, its
manager

		By:	BEMT Berry Hill, LLC, its manager

			By:	Bluerock Residential Holdings, L.P.,
its sole member

				By:	Bluerock Residential Growth
REIT, Inc., its general
partner

					By:	/s/ Michael L. Konig
Michael L. Konig, its
Senior Vice President
and Chief Operating
Officer

[SIGNATURES CONTINUED ON THE FOLLOWING PAGES]

PURCHASER:

SENTINEL ACQUISITIONS CORP., a
Delaware corporation

By:	/s/ Noel G. Belli
Name:	Noel G. Belli
Title:	Vice President

[SIGNATURES CONTINUED ON THE FOLLOWING PAGES]

Escrow Agent has executed this Agreement for the limited purposes set forth herein.

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE
COMPANY

By:	/s/ Philip Solomon
Name:	Philip Solomon
Title:	Vice President

[END OF SIGNATURES]

Schedule 1.1(a)

LEGAL DESCRIPTION OF THE LAND

Being a tract of land lying in the City of Berry Hill, Davidson County, Tennessee and being more particularly described as follows:

Commencing at the intersection of the southerly right-of-way line of Bradford Avenue, 50 feet in width, and the easterly right-of-way line of Franklin Pike;

Thence North 71 deg 02 min 40 sec East, 24.81 feet to an existing hole in concrete on the southerly right-of-way line of Bradford Avenue, being the true point of beginning for this tract;

Thence with the southerly right-of-way line of Bradford Avenue, North 71 deg 02 min 40 sec East, 325.22 feet to an existing iron rod at a comer common with the property conveyed to Melpark Properties Management, L.P., of record in Book 11037, page 674 at the Register’s Office for Davidson County, Tennessee;

Thence leaving the southerly right-of-way line of Bradford Avenue with the westerly line of said Melpark Properties Management, South 18 deg 30 min 38 sec East, 367.50 feet to an existing concrete monument on the northerly right-of-way line of Melpark Drive, right-of-way width varies;

Thence with the northerly right-of-way line of Melpark Drive for the following three calls:

1)  South 71 deg 02 min 47 sec West, 150.00 feet to an existing iron rod,

2)  South 74 deg 01 min 17 sec West, 135.11 feet to an existing iron rod,

3)  South 70 deg 45 min 21 sec West, 40.02 feet to an existing iron rod at the beginning of a radius return to Franklin Pike;

Thence with a curve to the right having a radius of 25.00 feet, a curve length of 39.30 feet and a chord bearing and distance of North 63 deg 32 min 46 sec West, 35.38 feet to an existing concrete monument on the easterly right-of-way line of Franklin Pike;

Thence with the easterly right-of-way line of Franklin Pike, North 18 deg 30 min 33 sec West, 310,68 feet to a radius return to Bradford Avenue;

Thence with a curve to the right having a radius of 25.00 feet, a curve length of 39.08 feet and a chord bearing and distance of North 26 deg 16 min 03 sec East, 35.22 feet to the point of beginning; containing 127,443 square feet or 2.926 acres more or less.

Being the same property conveyed to Horsepower, J.V. of record in Instrument Number 20120803-0069224 at the Register’s Office for Davidson County, Tennessee.

Schedule 1.1(d)

INVENTORY OF TANGIBLE PERSONAL PROPERTY

		23Hundred Inventory List 11/18/2014
Leasing Office/Entry Vestibule		Fitness Room
Bench	1	TVs	3	Mail Room
Chairs	28	Fitness Machines	11	TV	1
Desks	4	Dumbell Rack	1	Google Box	1
TV	1	Medicine Balls	5	Garage/Exterior
Computers	5	Benches	2	Planters	2
Tables	3	Pool Courtyard - Pool Deck		Dog Stations	3
Key Track	1	Lounge Chairs	28	Trash Cans	1
Refrigerator	2	Chairs (other)	27	Bicycle Racks	2
Sonos Sound Equip	2	Tables	19	Residential Units	266
Microwave	1	Trash Cans	3	Refrigerator	266
Filing Cabinets	3	Speakers	6	Microwave	266
Copy Machine	1	Pool Accessories		Oven	266
Accessories	20	Pool Courtyard - Upper Deck		Dishwasher	266
Curtains	2	Trash Cans	3	Garbage Disposal	266
Blinds	18	Chairs	18	Washer/Dryer Combo	266
Model Unit (259)		Tables	9	Maintenance Shop
Sonos Sound Equip	1	Umbrellas	2	Refer To Maintenance
Beds	2	Grills	2	Inventory List
Chairs	5	Fire Pit	1
Couch	1	Speakers	2
Tables/Cabinets	9	Amplifier	1
Accessories	80	Sonos Sound Equip	1
Lamps	4	Zen Courtyard
Curtains	8	Trash Cans	2
Cyber Lounge		Fire Pit	1
TVs	4	Chairs	8
Chairs	10	Tables	4
Tables	2	Sky Lounge
Couch	1	TVs	5
Ice Machine	1	Chairs	33
Refrigerator	1	Tables	7
Accessories	28	Couch	1
Curtains	4	Ice Machine	1
		Refrigerator	1
		Amplifier	1
		Sonos Sound Equip	1
		Game Table Tops	2
		Accessories	20

23Hundred at Berry Hill	Maintenance Inventory List	Date: November 11, 2014

4 ITEM DESCRIPTION	MFG/MODEL #	SERIAL #	AMOUNT
16 Gallon Wet/Dry Vacuum	Ridgid/WD 1851	13282 R 0324	1
Heavy Duty Key Milling Machine	Ilco/045HD	PD012543	1
13" Commercial Vacuum	Sanitaire/SC9180B	SU111340007001	1
Pressure Washer 3000 PSI	Mi-T-M/WP-3000HDHB	10748890	1
Hand Held Power Auger	General Wire/PVF	IPV380526	1
Backpack Shoulder Vacuum	Hoover/C2401	C14A (?)	1
Backpack Air Blower	Echo/PB-755ST	P04112038587	1
Ozone Deodorizer	Queenaire/QTT24	W53039283	1
Electronic Freon Charging Scale	Inficon/713-500-G1	1402 (?)	1
Freon Recovery Machine	Inficon/714-202-G1	14-12087	1
5 CFM Vacuum Pump	Robinair/288565	02AQ	1
Hammer/Drill 20 Volt Battery Powered	DeWalt/DCD985	203323	1
Reciprocating Saw 20 Volt Battery Powered	DeWalt/DCS381	740729	1
LED Flashlight 20 Volt Battery Powered	DeWalt/DCL040	247733	1
Impact Driver 20 Volt Battery Powered	DeWalt/DCF885	281488	1
Circular Saw 20 Volt Battery Powered	DeWalt/DCS393	?	1
20 Volt Battery Charger	DeWalt/DCB101	?	1
20 Volt Batteries	DeWalt/		2

1

23Hundred at Berry Hill	Maintenance Inventory List	Date: November 11, 2014

ITEM DESCRIPTION	MFG/MODEL #	SERIAL #	AMOUNT
8” Bench Grinder	DeWalt/DW758	2014 12-YL101796	1
3 Speed Carpet Fan	Windshear/3000	04130B5232 04130B5236 04130B5235	3
Hand Held Two Way UHF Radios	Motorola/RMU2040	O24TPP8369 024TPP8503 024TTP8489	3
5 Gallon Logo Bucket	NL/RG5500		2
35 Quart Mop Bucket/Wringer	Rubbermaid/FG758088YEL		1
60" Super Jaws Mop Handle (2 pack)	NL/01207-NBHDS		2
Telescoping Adjustable Handle	Rubbermaid/FGQ760000000		1
18" Wet/Dry Mop Head	Rubbermaid/FGQ56000YL00		1
44 Gallon Vented Brute Trash Can	Rubbermaid/264360 Gray		9
44 Gallon Brute Trash Can Lid	Rubbermaid/FG264560BLA		9
44 Gallon Brute Trash Can Dolly	Rubbermaid/FG264000BLA		1
45 Gallon Trash Can w/Lid and Wheels	Rubbermaid/RM134501		1
10 Quart Bucket	Huskee/5U028		2
26" Wet Floor Sign	NL/AF03742		4
8' Fiberglass Step Ladder	Louisville/L-3016-08		1
6' Fiberglass Step Ladder	Louisville/L-3016-06		1
Wood Handle Corn Broom (2 pack)	HD/00312-HDS		1
55" Large Angle Broom (3 pack)	HD/00402-12HDS		3

2

23Hundred at Berry Hill	Maintenance Inventory List	Date: November 11, 2014

ITEM DESCRIPTION	MFG/MODEL #	SERIAL #	AMOUNT
3 Piece Rain Suit "X-Large"	SAS Safety/6814-01		2
16" PVC Rubber Work Boots "Size 9"	SAS Safety/7130-09		1
16" PVC Rubber Work Boots "Size 12"	SAS Safety/7130-12		1
Digital Moisture Meter	Sonin/50218		1
MSDS Binder/Wall Mount	SDS/6000-75		1
Dual Eye Wash Station	Honeywell/32-000465-0000		1
Aluminum Convertible Hand Truck	Milwaukee/45136		1
Aluminum Appliance Hand Truck	Milwaukee/40187		1
25” Handle Dust Pan (jumbo)	NL/204		2
5 Gallon Safety Gas Can w/Funnel	Justrite/000000010802		1
Industrial First Aid Cabinet	Medifirst/734HDS		1
Clear Glass Safety Glasses	Radnor/RAD64051271		3
25' 16/3 Orange Extension Cord	SJTW/EC501625		2
50' 16/3 Orange Extension Cord	SJTW/EC501630		1
50' Contractor Grade Garden Hose 3/4"	Swan/CELCF34050		1
75' Contractor Grade Garden Hose 3/4"	Swan/CELCF34075		2
6" Rubber Plunger	Maint. Warehouse/GTR-1038		1
6" Heavy Duty Plunger	Maint. Warehouse/GTR-1036		1

3

23Hundred at Berry Hill	Maintenance Inventory List	Date: November 11, 2014

ITEM DESCRIPTION	MFG MODEL #	SERIAL #	AMOUNT
2 Step - Folding Step Stool	Costco/11-565-CLGG4		1
3' - 6' Length Toilet Auger	General Wire/T6FL		1
36" Lobby Dust Pan	HD/T09210JNKP-HDS		1
36" Pick Up Tool	Unger/NN900		2
48" Round Point Shovel	Corona/SS 26000		1
48" Square Point Shovel	Corona/SS 27000		1
First Aid Kit	Skilcraft/6545		1
Garden Hose Brass Nozzle	Pro/749470 (?)		1
3” Purdy Paint Brush	Purdy/144380330		1
2.5” Purdy Paint Brush	Purdy/144152325		1
9” Paint Roller Handle	HD/926430		2
10” Taping Knife	Wal-Board/18-030		1
3” Scraper Knife	Warner/27112009		1
5 in 1 Glazier Knife	Warner/27112009		1
12” Plastic Mud Pan	Wal-Board/27-002		1
11 oz. Caulking Gun	HD/531418		1
5 gal. Paint Bucket Grid	Linzer/RM 416		2
2’ - 4’ Fiberglass Extension Pole	Long Arm/7504		1

4

23Hundred at Berry Hill	Maintenance Inventory List	Date: November 11, 2014

ITEM DESCRIPTION	MFG MODEL #	SERIAL #	AMOUNT
4’ – 8’ Aluminum Extension Pole	Ettore/43009		1
18" Snow Shovel	Bigfoot/1184		1
21" Snow Pusher	Bigfoot/1201		1
Paint and Pesticide Respirator	North/R95		2
Lower Back Support (med.)	SAS/7162		1
Lower Back Support (lg.)	SAS/7163		1
Utility Knife	Stanley/10-099		2
24” Bolt Cutter	HD/131354		1
6” Bench Vise	Olympia/616		1
Staple Gun Tacker	Stanley/TR150HL		1
18” Wrecking Bar	HD/132616		1
Carpenters Quick Square Aluminum	Stanley/46-067		1
60” Garden Bow Rake	Corona/RK 20002		1
8 Lb. Sledge Hammer	Corona/ST 40001		1
65 Piece Drill Bit Acc. Kit	DeWalt/SW2583		1
Drywall Utility Saw	Wal-Board/04-030		1
24” Level	Stanley/42-240		1
Mini Hacksaw	Stanley/15-809X		1
5

23Hundred at Berry Hill	Maintenance Inventory List	Date: November 11, 2014

ITEM DESCRIPTION	MFG MODEL #	SERIAL #	AMOUNT
Folding Saw Horse	Stanley/060852R		2 (set)
15” Coarse Cut Hand Saw	Irwin/2011201		1
Nitrogen Regulator	TurboTorch/245-02P		1
8 Piece Spade Drill Bit Set	Irwin/341008		1
10 Piece 6” T-Handle Hex Wrench Set	Eklind/50160		1
Basin Wrench	HD/145507		1
30 Lb. Freon Recovery Cylinder	HD/149873		1
50 Lb. Freon Recovery Cylinder	HD/150102		1
PVC Cutter	General/SUS		1
Copper Cutter	Ridgid/86127		1
28" Bright Orange Traffic Cones	SAS Safety/7500-28		10
24" Hvy-Dty Push Broom (2 pack)	Abco/BH-00805		2
Flashlights	Maglite/S2D016		2
28” Feather Duster	HD/103		1
Safety Ear Plugs	Leight/AS-30R		3
Safety Face Sheilds	SAS/5140		2
Reflective Safety Vests	SAS/690-1208		2
7 Piece Hammer Drill Bit Set	Bosch/HCBG700T		1

6

23Hundred at Berry Hill	Maintenance Inventory List	Date: November 11, 2014

ITEM DESCRIPTION	MFG MODEL #	SERIAL #	AMOUNT
118 Piece Metric/Stnd. Socket Set	GearWrench/83001D		1
9’ x 12’ Painters Drop Cloths 8 oz.	EZ-One/41-CD912H		2
Garden Hose Nozzles	HD/749476		2
Re-Keying Tool	Kwikset/83260		1
24’ Aluminum Extension Ladder	Louisville/L2121-24		1
Toilet Sanitary Brushes	HD/908658		2
Oxy-Acetylene Torch Kit	Campbell/WT500000AV		1
Freon Charging Manifold	JB/M2-5-410A		1
25’ Measuring Tape	DeWalt/DWHT33373L		1
Disposable Respirators	SAS/8610		1 box
2 Gallon Poly Sprayer	Chapin/21220XP		1
15” Utility Pry Bar	HD/132613		1
Water Heater Element Removal Tool	HD/145750		1
2’ Aluminum Step Ladder	Louisville/L-2012-02		1
3 Lb. Sledge Hammer	Plumb/11649		1
Yellow Rubber Gloves	HD/115607		3
Rubber Waste Baskets	Rubbermaid/RCP2957GRY		2
Steel Padlocks	Master/3		2

7

23Hundred at Berry Hill	Maintenance Inventory List	Date: November 11, 2014

ITEM DESCRIPTION	MFG MODEL #	SERIAL #	AMOUNT
30 Gallon Flammable Storage Cabinet	Justrite/893020		1
14” Window Strip Washer	Ettore/53014		1
18” Heavy Duty Pipe Wrench	Superior/02818		1
95 Gallon Trash Cans w/Wheels	Rubbermaid/9W22		5
Heavy Duty Maintenance Cart	Rubbermaid/FG450088BLA		3
Screw Top Funnel (3 pack)	Delta Sprayers/FMBLUE-3		1
24 Ounce Orbital Sprayer (3 pack)	Delta Sprayers/ORB2498-12P		1
Individual/Master Keying Kit	Schlage/OMK118		1
Handheld Spreader	EV-N-Spred 3400		1
40 CF Nitrogen Cylinder	HD/235011		1
Hole Saw Kit	Vermont Amer./		1
Mini Fridge	Magic Chef/HMBR350SE		1
2 Gallon Plastic Gas Can			1

8

Schedule 1.1(e)

RENT ROLL

[Redacted]

Schedule 1.5

ESCROW AGENT WIRING INSTRUCTIONS

New York – National Commercial Services

BANK: First American Trust 5 First American Way

Santa Ana, CA 92707

ABA NO.: 122241255

For Credit To: First American Title Insurance Company

Account Number: 3023140000

Reference: Title No. / Deal Name:

Property Address:

First American Contact:

Schedule 3.1

SELLER’S DELIVERIES

1.	Contracts. Master list and copies of all contracts pertaining to the Property in Seller’s possession.

2.	Operating Statements. Current operating statement of the Property, from commencement of operations to YTD 2014, in form routinely prepared by or for the benefit of Seller.

3.	Utilities. A list of all utilities (gas, electric, water and sewer) servicing the Property, together with a monthly utility log for 2014 from each utility and copies of the bills from each utility for the prior 3 months.

4.	Tax Bills. The tax bills from commencement of operations to YTD 2014 relating to the Property (including, but not limited to, property, personal and rental taxes, and any special assessments).

5.	Inventory. A current inventory of all Tangible Personal Property owned by Seller.

6.	Certificates of Occupancy and Permits. All certificates of occupancy and all other related permits (including pool permits), licenses (including business licenses), and other approvals issued by the appropriate governmental authorities relating to the Property in Seller’s possession or control, all to be available on-site at the Property.

7.	Insurance. Copies of all loss runs from commencement of operations to YTD 2014 .

8.	Plans and Specifications. Plans and specifications for the Improvements relating to the Property in Seller’s possession or control, all to be available on-site at the Property.

9.	Rent Roll.

10.	Aging Receivable Detail.

11.	Unit Mix with Rent Schedule, including any specials or promotions

12.	List of on-site positions.

13.	Lease Form

14.	Property Brochure (N/A – all on website)

15.	Resident Profile

16.	Lease files, to be available on site at Property

17.	List of office, model and employee units

18.	Tenant qualification criteria

19.	Copies of all unexpired warranties, including the roof warranty

20.	Most current termite bond/inspection report

21.	Outstanding litigation information

Schedule 4.2(a)

FORM OF SPECIAL WARRANTY DEED

This Instrument Prepared By:

SPECIAL WARRANTY DEED

Address New Owner as Follows:	Send Tax Bills To:

Map & Parcel No.:

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, SH 23HUNDRED TIC, LLC, a Tennessee limited liability company, BGF 23HUNDRED, LLC, a Delaware limited liability company, and 23HUNDRED, LLC, a Delaware limited liability company, as tenants-in-common (collectively, “Grantor”) has bargained and sold, and hereby transfers and conveys to                              , a                           (“Grantee”), its successors and assigns, certain land in Davidson County, Tennessee, being more particularly described in Exhibit A attached hereto and incorporated herein by reference (the “Property”)

The Property is improved property located at 2300 Franklin Pike, Nashville, TN 37204.

TO HAVE AND TO HOLD the Property with all appurtenances, estate, title, and interest thereto belonging to Grantee, its successors and assigns, forever.

STATE OF TENNESSEE	)
COUNTY OF DAVIDSON	)

The actual consideration or value, whichever is greater, for this transfer is $ .

Affiant
Subscribed and sworn to before me this day of , 20 .

Notary Public
MyCommission Expires:

Grantor does hereby covenant with Grantee that it is lawfully seized and possessed of the Property in fee simple and that it has good right to sell and convey the same.

Grantor does further covenant and bind itself, its successors and assigns, to warrant and forever defend the title to the Property against the lawful claims of all persons claiming by, through or under Grantor, but no further or otherwise, subject however to the matters set forth on Exhibit B.

Executed as of the             day of               , 20 .

GRANTOR:

SH 23HUNDRED TIC, LLC, a Tennessee limited liability company

By:	Stonehenge 23Hundred JV Member, LLC, a Tennessee limited liability company, its sole member

By:	Stonehenge 23Hundred Manager, LLC, a Tennessee limited liability company, its Manager

By:	Stonehenge Real Estate Group, LLC, a Georgia limited liability company, its Manager

By:
Todd Jackovich, its Manager

STATE OF                       )

COUNTY OF                    )

Personally appeared before me,                        , Notary Public,                          , with whom I am personally acquainted and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is acting in his capacity as                       of                      , a               , and that he is authorized by said                          , to execute this instrument on behalf of                      .

WITNESS my hand, at office, this                       day of                      , 20     .

Notary Public
My Commission Expires:

GRANTOR:

BGF 23HUNDRED, LLC, a Delaware limited liability company

By:	Bluerock Growth Fund, LLC, its sole member

By:	Bluerock Fund Manager, LLC, its manager

By:
Jordan Ruddy, its Authorized Signatory

STATE OF                     )

COUNTY OF                 )

Personally appeared before me,                  , Notary Public,                  , with whom I am personally acquainted and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is acting in his capacity as                  of                  , a                    , and that he is authorized by said                  , to execute this instrument on behalf of                    .

WITNESS my hand, at office, this                  day of                 , 20      .

Notary Public
My Commission Expires:

GRANTOR:

23HUNDRED, LLC, a Delaware limited liability company

By:	BR Stonehenge 23Hundred JV, LLC, its sole member

By:	BR Berry Hill Managing Member, LLC, its manager

	By:	BEMT Berry Hill, LLC, its manager

By:	Bluerock Residential Holdings, L.P., its sole member

By:	Bluerock Residential Growth REIT, Inc., its general partner

By:
Michael L. Konig, its Senior Vice President and Chief Operating Officer

STATE OF                                     )

COUNTY OF                                  )

Personally appeared before me,                                  ,    Notary Public,                        , with whom I am personally acquainted and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is acting in his capacity as                                of                               , a                            , and that he is authorized by said                       , to execute this instrument on behalf of                                                                                          .

WITNESS my hand, at office, this                       day of                       , 20.

Notary Public
My Commission Expires:

Exhibits to Special Warranty Deed

A - Legal Description of Land

B - Permitted Exceptions

Schedule 4.2(b)

FORM OF BILL OF SALE AND ASSIGNMENT AND

ASSUMPTION OF LEASES AND SERVICE CONTRACTS

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION
OF LEASES AND SERVICE CONTRACTS

This Bill of Sale and Assignment and Assumption of Leases and Service Contracts (this “Agreement”) is made and entered into this      day of       , 20     , by and between each of SH 23HUNDRED TIC, LLC, a Tennessee limited liability company, BGF 23HUNDRED, LLC, a Delaware limited liability company, and 23HUNDRED, LLC, a Delaware limited liability company, as tenants-in-common (collectively, “Seller”), and, a                                  (“Purchaser”).

WITNESSETH:

WHEREAS, Seller and Purchaser have previously entered into that certain Purchase and Sale Agreement, dated                                   , 20          [DESCRIBE AMENDMENTS, IF APPLICABLE] (the “Contract”), having                                    as a party for the limited purposes set forth therein;

WHEREAS, concurrently with the execution and delivery of this Agreement and pursuant to the Contract, Seller is conveying to Purchaser, by Special Warranty Deed, (i) those certain tracts or parcels of real property located in Davidson County, Tennessee, and more particularly described on Exhibit A, attached hereto and made a part hereof (the “Land”), (ii) the rights, easements and appurtenances pertaining to the Land (the “Related Rights”), and (iii) the buildings, structures, fixtures and other improvements on and within the Land (the “Improvements”; and the Land, the Related Rights and the Improvements being sometimes collectively referred to as the “Real Property”);

WHEREAS, Seller has agreed to convey to Purchaser certain personal property and assign to Purchaser certain leases and service contracts as hereinafter set forth;

NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00), the assumptions by Purchaser hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.          Bill of Sale.

(a)          Seller hereby sells, assigns, transfers and conveys to Purchaser all of Seller’s right, title and interest in, to and under the Tangible Personal Property and the Intangible Property. Seller warrants to Purchaser that Seller owns good title to the Tangible Personal Property, that the Tangible Personal Property is free and clear of all liens, charges and encumbrances other than the Permitted Exceptions (as defined in the Contract), and that Seller has full right, power and authority to sell the Tangible Personal Property and to make this Bill of Sale. Seller further warrants to Purchaser that Seller has not conveyed to any third party its right, title and interest, if any, in the Intangible Property.

(b)          “Tangible Personal Property” shall have the meaning ascribed to such term in the Contract.

(c)          “Intangible Property” shall have the meaning ascribed to such term in the Contract.

2.          Assignment and Assumption of Leases.

(a)          Seller hereby sells, assigns, transfers and conveys to Purchaser all of Seller’s right, title and interest as landlord in, to and under all Leases (as defined in the Contract), together with any and all unapplied refundable tenant security and other unapplied refundable deposits in Seller’s possession or control with respect to the Leases as of the date of this Agreement (collectively, the “Deposits”). The assignment of the Deposits has been made by means of a credit or payment on the closing statement executed by Seller and Purchaser pursuant to the Contract.

(b)          Purchaser hereby assumes all of the covenants, agreements, conditions and other terms and provisions stated in the Leases which, under the terms of the Leases, are to be performed, observed, and complied with by the landlord from and after the date of this Agreement. Purchaser acknowledges that Purchaser shall become solely responsible and liable as landlord under the Leases for obligations arising or accruing from and after the date hereof.

(c)          Purchaser shall indemnify, hold harmless and defend Seller from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) that may be incurred by Seller by reason of the failure of Purchaser to perform, observe and comply with the landlord’s obligations under any of the Leases arising or accruing during the period from and after the date hereof, including without limitation, claims made by tenants with respect to the Deposits, whether arising before, on or after the date hereof (to the extent paid or assigned to Purchaser or for which Purchaser has received a credit or payment at Closing). Seller shall indemnify, hold harmless and defend Purchaser from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) that may be incurred by Purchaser by reason of the failure of Seller to perform, observe and comply with the landlord’s obligations under any of the Leases arising or accruing during the period prior to the date hereof, including without limitation, claims made by tenants with respect to the Deposits arising before the date hereof (to the extent such Deposits were not paid or assigned to Purchaser or for which Purchaser did not receive a credit or payment at Closing).

(d)          For purposes of this Paragraph 2, the word “landlord” means the landlord, lessor or other equivalent party under any of the Leases, and the word “tenant” means the tenant, lessee or other equivalent party under any of the Leases.

3.          Assignment and Assumption of Service Contracts.

(a)          Seller hereby sells, assigns, transfers and conveys to Purchaser all of Seller’s right, title and interest in, to and under those service, supply, equipment rental and similar agreements set forth on Exhibit B, attached hereto and made part hereof by this reference (the “Service Contracts”).

(b)          Purchaser hereby assumes all of the covenants, agreements, conditions and other terms and provisions stated in the Service Contracts which, under the terms of the Service Contracts, are to be performed, observed, and complied with by the property owner from and after the date of this Agreement. Purchaser acknowledges that Purchaser shall become solely responsible and liable under the Service Contracts for obligations arising or accruing from and after the date hereof, including with respect to any and all payments coming due under the Service Contracts for which Purchaser has received a credit or payment on the closing statement executed by Purchaser and Seller (the “Credited Payments”).

(c)          Purchaser shall indemnify, hold harmless and defend Seller from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) that may be incurred by Seller by reason of the failure of Purchaser to perform, observe and comply with its obligations under any of the Service Contracts arising or accruing during the period from and after the date hereof, including without limitation, claims made by any other contract party with respect to the Credited Payments, whether arising before, on or after the date hereof (to the extent paid or assigned to Purchaser or for which Purchaser received a credit or payment at Closing). Seller shall indemnify, hold harmless and defend Purchaser from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) that may be incurred by Purchaser by reason of the failure of Seller to perform, observe and comply with its obligations under any of the Service Contracts arising or accruing during the period prior to the date hereof, including without limitation, claims made by any other contract party with respect to the Credited Payments, arising before the date hereof (to the extent such Credited Payments were not paid or assigned to Purchaser or for which Purchaser did not receive a credit or payment at Closing)

4.          Qualifications. This Agreement is subject to the Permitted Exceptions (as defined in the Contract). This Agreement is also subject to those provisions of the Contract limiting Seller’s liability to Purchaser, including but not limited to Section 11.21 of the Contract.

5.          Counterparts. This Agreement may be executed in two or more identical counterparts, and it shall not be necessary that any one of the counterparts be executed by all of the parties hereto. Each fully or partially executed counterpart shall be deemed an original, but all of such counterparts taken together shall constitute one and the same instrument.

6.          Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

7.          Governing Law. This Agreement shall be construed under and enforced in accordance with the laws of the State of Tennessee.

EXECUTED effective as of the date first above written.

SELLER:

SH 23HUNDRED TIC, LLC, a Tennessee limited liability company

By:	Stonehenge 23Hundred JV Member, LLC, a Tennessee limited liability company, its sole member

By:	Stonehenge 23Hundred Manager, LLC, a Tennessee limited liability company, its Manager

By:	Stonehenge Real Estate Group, LLC, a Georgia limited liability company, its Manager

By:
Todd Jackovich, its Manager

BGF 23HUNDRED, LLC, a Delaware limited liability company

By:	Bluerock Growth Fund, LLC, its sole member

By:	Bluerock Fund Manager, LLC, its manager

By:
Jordan Ruddy, its Authorized Signatory

23HUNDRED, LLC, a Delaware limited liability company

By:	BR Stonehenge 23Hundred JV, LLC, its sole member

By:	BR Berry Hill Managing Member, LLC, its manager

By:	BEMT Berry Hill, LLC, its manager

By:	Bluerock Residential Holdings, L.P., its sole member

By:	Bluerock Residential Growth REIT, Inc., its general partner

By:
Michael L. Konig, its Senior Vice President and Chief Operating Officer

PURCHASER:

                                                       , a

By:
Name:
Title:

Exhibits to Bill of Sale and Assignment

A - Legal Description of Land

B - List of Designated Service Contracts

Schedule 4.2(d)

FORM OF SELLER’S CLOSING CERTIFICATE

Seller’s Closing Certificate

THIS CERTIFICATION is made as of                                          , 20 by each of SH 23HUNDRED TIC, LLC, a Tennessee limited liability company, BGF 23HUNDRED, LLC, a Delaware limited liability company, and 23HUNDRED, LLC, a Delaware limited liability company, jointly and severally (collectively, “Seller”), in favor of                       , a                     (“Purchaser”).

Seller hereby certifies to Purchaser that the representations and warranties of Seller set forth in Section 5.1 of that certain Purchase and Sale Agreement between Seller and                                [if applicable: as amended] (the “Agreement”) dated as of                                         ,  20            ,            are true and correct in all material respects as of the date hereof, except as to:

(a)	The Rent Roll attached hereto as Exhibit A replaces the Rent Roll attached to the Agreement as Schedule 1.1(e); and

(b)	[If applicable: The items disclosed on Exhibit B attached hereto replace Seller’s Disclosure Schedule attached to the Agreement as Schedule 5.1].

The representations and warranties set forth in Section 5.1 of the Agreement, as updated by this Certificate of Seller’s Representations and Warranties, will survive only for the period set forth in Section 5.3 of the Agreement.

This certificate is delivered pursuant to Section 4.2(d) of the Agreement, and Seller’s liability hereunder is subject to Section 5.3 of the Agreement, including the Cap as defined therein.

SH 23HUNDRED TIC, LLC, a Tennessee limited liability company

By:	Stonehenge 23Hundred JV Member, LLC, a Tennessee limited liability company, its sole member

By:	Stonehenge 23Hundred Manager, LLC, a Tennessee limited liability company, its Manager

By:	Stonehenge Real Estate Group, LLC, a Georgia limited liability company, its Manager

By:
Todd Jackovich, its Manager

BGF 23HUNDRED, LLC, a Delaware limited liability company

By:	Bluerock Growth Fund, LLC, its sole member

By:	Bluerock Fund Manager, LLC, its manager

By:
Jordan Ruddy, its Authorized Signatory

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

23HUNDRED, LLC, a Delaware limited liability company

By:	BR Stonehenge 23Hundred JV, LLC, its sole member

By:	BR Berry Hill Managing Member, LLC, its manager

By:	BEMT Berry Hill, LLC, its manager

By:	Bluerock Residential Holdings, L.P., its sole member

By:	Bluerock Residential Growth REIT, Inc., its general partner

By:
Michael L. Konig, its Senior Vice President and Chief Operating Officer

Exhibits to Seller’s Closing Certificate

Exhibit A   —      Updated Rent Roll

Exhibit B    —     Additional Items for Seller’s Disclosure Schedule [if applicable]

Schedule 4.2(g)

FORM OF SELLER’S AFFIDAVIT

Seller’s Af f id avit

STATE OF

COUNTY OF

Personally appeared before me the undersigned deponents, who, first being duly sworn, each deposes and says on oath the following:

1.          THAT Todd Jackovich is the Manager of Stonehenge Real Estate Group, LLC, a Georgia limited liability company, the Manager of Stonehenge 23Hundred Manager, LLC, a Tennessee limited liability company, the Manager of Stonehenge 23Hundred JV Member, LLC, a Tennessee limited liability company, the sole member of SH 23HUNDRED TIC, LLC, a Tennessee limited liability company (“Stonehenge”), and in such capacity is familiar with the affairs of Stonehenge and is authorized to execute this Affidavit on behalf of Stonehenge; and

2.          THAT Jordan Ruddy is an Authorized Signatory of Bluerock Fund Manager, LLC, the Manager of Bluerock Growth Fund, LLC, the sole member of BGF 23HUNDRED, LLC, a Delaware limited liability company (“BR1”), and in such capacity is familiar with the affairs of BR1 and is authorized to execute this Affidavit on behalf of BR1; and

3.          THAT Michael L. Konig is the Senior Vice President and Chief Operating Officer of Bluerock Residential Growth REIT, Inc., the general partner of Bluerock Residential Holdings, L.P., the sole member of BEMT Berry Hill, LLC, the manager of BR Berry Hill Managing Member, LLC, the manager of BR Stonehenge 23Hundred JV, LLC, the sole member of 23HUNDRED, LLC, a Delaware limited liability company (“BR2”), and in such capacity is familiar with the affairs of BR2 and is authorized to execute this Affidavit on behalf of BR2;

4.          That Stonehenge, BR1 and BR2 collectively own, as tenants in common, those certain tracts or parcels of land more particularly described on Ex hibit “A” attached hereto and by reference made a part hereof (the “Property”); and

5.          THAT this Affidavit pertains to the Property; and

6.          THAT none of Stonehenge, BR1 or BR2 has made improvements or repairs on the Property during the one hundred twenty (120) days immediately preceding this date, and there are no outstanding bills incurred by any such parties for labor or materials used in making improvements or repairs on the Property, or for services of architects, surveyors, engineers, or registered foresters incurred in connection therewith; and

7.          THAT there are no parties in possession claiming by, through or under Stonehenge, BR1 or BR2 except for those parties exercising their rights as set forth on Exhibit “B” attached hereto and by reference made a part hereof; and

8.          THAT, none of Stonehenge, BR1 or BR2 has engaged any broker’s services with regard to the sale or other conveyance of any interest in the Property, except as set forth on the final approved closing statement for the sale of the Property; and

9.          THAT each deponent has personal knowledge of the matters herein stated and makes this Affidavit for the purpose of inducing                                     to issue its policy or policies of title insurance covering the Property; and

10.         THAT there are not unpaid or unsatisfied special assessments for water, sewage or street improvements affecting title to the Property, except as set forth in said Ex hibit “B. ”

SH 23HUNDRED TIC, LLC, a Tennessee limited liability company

By:	Stonehenge 23Hundred JV Member, LLC, a Tennessee limited liability company, its sole member

By:	Stonehenge 23Hundred Manager, LLC, a Tennessee limited liability company, its Manager

By:	Stonehenge Real Estate Group, LLC, a Georgia limited liability company, its Manager

By:
Todd Jackovich, its Manager

Sworn to and subscribed before me,

this                         day of                           , 20             .

(SEAL)

Notary Public

My Commission Expires:

(NOTARIAL SEAL)

BGF 23HUNDRED, LLC, a Delaware limited liability company

By:	Bluerock Growth Fund, LLC, its sole member

By:	Bluerock Fund Manager, LLC, its manager

By:
Jordan Ruddy, its Authorized Signatory

Sworn to and subscribed before me,

this         day of                                            , 20          .

(SEAL)

Notary Public

My Commission Expires:

(NOTARIAL SEAL)

23HUNDRED, LLC, a Delaware limited liability company

By:	BR Stonehenge 23Hundred JV, LLC, its sole member

By:	BR Berry Hill Managing Member, LLC, its manager

By:	BEMT Berry Hill, LLC, its manager

By:	Bluerock Residential Holdings, L.P., its sole member

By:	Bluerock Residential Growth REIT, Inc., its general partner

By:
Michael L. Konig, its Senior Vice President and Chief Operating Officer

Sworn to and subscribed before me,

this        day of                                       , 20       .

(SEAL)

Notary Public

My Commission Expires:

(NOTARIAL SEAL)

Schedule 5.1

SELLER’S DISCLOSURE STATEMENT

None.

Schedule 5.1(e)

SCHEDULE OF SERVICE CONTRACTS

	NAME OF AGREEMENT	PARTIES TO AGREEMENT

1.	Purchase and Order Agreement (Key Track System)	By and between HandyTrac and 23Hundred, LLC dated 10/22/13

2.	New Construction Subterranean Termite Service Record	With Southern Exterminating, Inc. dated 12/2/14

3.	AT&T Connected Communities MDU Non-Exclusive Marketing Contract ("Contract") New Construction Property	By and between BellSouth Telecommunications, LLC and 23Hundred, LLC dated 4/29/13

4.	Installation and Service Agreement	By and between Comcast of Nashville I, LLC and 23Hundred LLC dated 9/1/13

5.	Customer Service Agreement (Trash Collection)	By and between Allied Waste and 23Hundred Apartments dated 10/5/13

6.	Apartment Selector Listing Agreement	By and between Apartment Selector and Matrix Residential, as Agent of Stonehenge

7.	Internet Advertising Agreement	By and between Matrix Residential, as Management Company, and Apartments.com dated 6/10/14

8.	Service Agreement (Commercial Pest Management)	By and between Arrow Exterminators and Melissa White, on behalf of Management Company dated 7/15/13

9.	Contact at Once! Service Order Form (Online Messaging)	By and between Contact at Once! LLC and 23Hundred dated 5/20/13

10.	Ad Insertion Agreement (Internet Advertising)	By and between For Rent Media Solutions and Matrix Residential, as Management Company for 23 Hundred at Berry Hill, dated 5/10/13

11.	Order Form (Text Messaging Service)	By and between IRIO and Dana Pate, Marketing Director for Matrix Residential, dated 5/9/13

12.	Order Form (Answering Service)	By and between RP Newco LLC d/b/a Level One and Matrix Residential, LLC dated 12/10/13

13.	Property Activation Agreement (Locator Service)	By and between Rent.com and Dana Pate, as Marketing Director of Matrix Residential, dated 5/9/13

14.	Service Agreement (Event Coordinators)	With Ctram, dated April 14, 2014

Schedule 5.4(b)(i)

LEASE RENEWAL AND AMENDMENT NOTICES

Lease renewal notices for leases expiring in November 2014:

Apt #	Resident's Name	Lease Expiration Date
463	[Personal information redacted]	11/21/2014
465	[Personal information redacted]	11/21/2014
471	[Personal information redacted]	11/24/2014
475	[Personal information redacted]	11/21/2014
477	[Personal information redacted]	11/21/2014
487	[Personal information redacted]	11/21/2014

Lease renewal notices for leases expiring in December 2014:

Apt #	Resident's Name	Lease Expiration Date
483	[Personal information redacted]	12/1/2014
371	[Personal information redacted]	12/3/2014
373	[Personal information redacted]	12/3/2014
370	[Personal information redacted]	12/4/2014
369	[Personal information redacted]	12/5/2014
391	[Personal information redacted]	12/11/2014
265	[Personal information redacted]	12/13/2014
268	[Personal information redacted]	12/13/2014
375	[Personal information redacted]	12/13/2014
383	[Personal information redacted]	12/13/2014
479	[Personal information redacted]	12/13/2014
281	[Personal information redacted]	12/17/2014
270	[Personal information redacted]	12/25/2014
287	[Personal information redacted]	12/26/2014
168	[Personal information redacted]	12/27/2014
269	[Personal information redacted]	12/27/2014
389	[Personal information redacted]	12/31/2014

Lease renewal notices for leases expiring in January 2015:

Apt #	Resident's Name	Lease Expiration Date
169	[Personal information redacted]	1/2/2015
365	[Personal information redacted]	1/2/2015
467	[Personal information redacted]	1/2/2015
185	[Personal information redacted]	1/4/2015
171	[Personal information redacted]	1/5/2015
379	[Personal information redacted]	1/5/2015
470	[Personal information redacted]	1/5/2015
179	[Personal information redacted]	1/6/2015
377	[Personal information redacted]	1/6/2015
170	[Personal information redacted]	1/12/2015
285	[Personal information redacted]	1/13/2015
363	[Personal information redacted]	1/13/2015
271	[Personal information redacted]	1/26/2015
277	[Personal information redacted]	1/27/2015
546	[Personal information redacted]	1/30/2015
291	[Personal information redacted]	1/31/2015
481	[Personal information redacted]	1/31/2015

Lease renewal notices for leases expiring in February 2015:

Apt #	Resident's Name	Lease Expiration Date
552	[Personal information redacted]	2/1/2015
5	[Personal information redacted]	2/1/2015
177	[Personal information redacted]	2/2/2015
165	[Personal information redacted]	2/11/2015
6	[Personal information redacted]	2/13/2015
504	[Personal information redacted]	2/13/2015
554	[Personal information redacted]	2/13/2015
101	[Personal information redacted]	2/23/2015
531	[Personal information redacted]	2/23/2015
506	[Personal information redacted]	2/24/2015
7	[Personal information redacted]	2/25/2015
515	[Personal information redacted]	2/25/2015
289	[Personal information redacted]	2/27/2015
404	[Personal information redacted]	2/27/2015

Schedule 5.4(b)(ii)

LEASING GUIDELINES

Application Fee: $125
Administration Fee: $250

(For the majority of the lease up the application fee was reduced to $50 and the Administration fee was reduced to $49 encourage prospect to apply within a 24 hour period.)

Deposit: $500 initial deposit, up to $1400.

We also offered Lease Term solutions as the Deposit alternative. $75 would cover up to $500, or $125 lease term (covers up to $1000) + $400 additional deposit.

Pet Policy

•	No Aggressive Breeds
•	$100 Pet Deposit for one pet - $200 Pet Deposit for two. (Refundable upon move out)
•	$250 one time pet fee – non-refundable.
•	$10 per month pet rent

Late Fees

•	Rent is considered late after the 5th of each month.
•	Late fee varies per lease agreement. Originally it was 10% of the leased rate. But we are in the process of changing this over to a flat $100 late fee.
•	File evictions on the 10th of each month.

No upfront concessions were given during the lease up. We used Gift Cards in lieu of concessions. We gave out (19) - $500 Gift Cards and one (1) - $250 Gift Card for move in incentives.

Schedule 5.8(b)

SCHEDULE OF MUST TAKE SERVICE CONTRACTS

	NAME OF AGREEMENT	PARTIES TO AGREEMENT

1.	Purchase and Order Agreement (Key Track System)	By and between HandyTrac and 23Hundred, LLC dated 10/22/13

2.	New Construction Subterranean Termite Service Record	By and between Southern Exterminating, Inc. and Builder dated 12/2/14

3.	AT&T Connected Communities MDU Non- Exclusive Marketing Contract ("Contract") New Construction Property	By and between BellSouth Telecommunications, LLC and 23Hundred, LLC dated 4/29/13

4.	Installation and Service Agreement	By and between Comcast of Nashville I, LLC and 23Hundred LLC dated 9/1/13

5.	Customer Service Agreement (Trash Collection)	By and between Allied Waste and 23Hundred Apartments dated 10/5/13

6.	Service Agreement (Commercial Pest Management)	By and between Arrow Exterminators and Melissa White, on behalf of Management Company dated 7/15/13

7.	Ad Insertion Agreement (Internet Advertising)	By and between For Rent Media Solutions and Matrix Residential, as Management Company for 23 Hundred at Berry Hill, dated 5/10/13

Schedule 12.1

FORM OF CONDOMINIUM CONVERSION AGREEMENT

Return after recording to:

SPACE ABOVE THIS LINE FOR RECORDER’S USE

23Hundred at Berry Hill

PROHIBITION AGAINST

CONDOMINIUM CONVERSION AGREEMENT

THIS PROHIBITION AGAINST CONDOMINIUM CONVERSION AGREEMENT (the “Condominium Agreement”) is made and entered into as of, 20   , by and between________ (“Purchaser”) and each of SH 23HUNDRED TIC, LLC, a Tennessee limited liability company, BGF 23HUNDRED, LLC, a Delaware limited liability company, and 23HUNDRED, LLC, a Delaware limited liability company, as tenants-in-common (collectively, “Seller”).

WITNESSETH:

WHEREAS, Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated as of December , 2014 (the “Sale Agreement”) relating to the sale by Seller to Purchaser of that parcel of real property located in Davidson County, Tennessee, and more particularly described on Exhibit “A” attached hereto (the “Land”), together with certain apartment buildings and related personal property and other rights located thereon and relating thereto (the “Improvements” and the Land and the Improvements collectively referred to herein as the “Property”).

WHEREAS, as a condition to Seller conveying the Property to Purchaser and in consideration of Seller accepting the purchase price and conveying the Property as set forth in the Sale Agreement to Purchaser, Purchaser has agreed with Seller to execute and record this Condominium Agreement providing for certain restrictions relating to the future use of the Property for a period of time after the date of this Condominium Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Seller and Purchaser hereby agree as follows:

Section 1. Definitions and Interpretation. The following terms shall have the respective meanings assigned to them in this Section I unless the context in which they are used clearly requires otherwise:

“Assumption Agreement” – As defined in Section 2 hereof.

“Condominium Conversion” - Shall mean the filing or recording of any document providing for the conversion of the Property to a form of condominium ownership under any state or local statute or ordinance.

“County” - The county in which the Land is located.

“Deed” - Limited Warranty Deed.

“Event of Default” - As defined in Section 11 hereof.

“First Mortgage” – As defined in Section 20(a) hereof.

“First Mortgagee” – As defined in Section 20(a) hereof.

“Hazardous Materials” or “Hazardous Substances” - Shall mean (i) hazardous wastes, hazardous materials, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including but not limited to substances defined as “hazardous wastes,” “hazardous materials,” “hazardous substances,” “toxic substances,” “pollutants,” “contaminants,” “radioactive materials”, “toxic pollutants”, or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Toxic Substance Control Act (“TSCA”), 15 U.S.C. § 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1802; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 9601, et seq.; the Clean Water Act (“CWA”), 33 U.S.C. § 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq.; any Regional Water Quality Control Board; and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters; and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance, including any environmental law, now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and their byproducts, (E) asbestos, (F) lead in water, paint or elsewhere, (G) radon, (H) Polychlorinated Biphenyls (PCB’s), (I) ureaformaldehyde, (J) volatile organic compounds (VOC), (K) total petroleum hydrocarbons (TPH), (L) benzene derivative (BTEX), (M) petroleum byproducts and (N) methane gas or any of its derivatives.

“Improvements” - As defined in the Recitals hereof.

“Indemnified Parties” - As defined in Section 3 hereof.

“Land” - As defined in the Recitals hereof.

“Property” - As defined in the Recitals hereof.

“Property Conditions” - As defined in Section 3 hereof.

“Residential Rental Property” - Shall mean property used for the rental of apartments to the general public under leases providing for residential use by any occupant of any apartment.

“Purchaser” - As defined in the Preamble hereof. In the event more than one person and/or entity executes this Condominium Agreement as Purchaser, each such person and/or entity which comprises Purchaser under this Condominium Agreement shall be jointly and severally liable for all of the obligations, covenants, liabilities and indemnifications of the Purchaser under this Condominium Agreement.

“Seller” - As defined in the Preamble hereof. “Term” - As defined in Section 7 herein.

“Units” - Shall mean any portion of the Property created in connection with any Condominium Conversion.

Section 2. Residential Rental Property. The Purchaser hereby acknowledges and agrees that during the Term of this Condominium Agreement:

(a.)            The Property shall at all times be used as Residential Rental Property.

(b.)            The Property shall not be subject to any Condominium Conversion and neither shall any portion of the Property be converted to Units for sale in connection with a Condominium Conversion nor shall the title to any such Units be transferred to any party.

(c.)            No part of the Property will at any time be owned or used as a cooperative housing corporation, community apartment property or stock corporation.

The Purchaser hereby covenants and agrees to include the requirements and restrictions contained in this Condominium Agreement in any documents transferring any interest (other than a leasehold interest to an individual tenant) in the Property to another person to the end that such transferee had notice of, and is bound by, the requirements and restrictions hereof, and to obtain the agreement from any transferee in the form of Exhibit B attached hereto (the “Assumption Agreement”) requiring said transferee to abide to all the requirements and restrictions contained in this Condominium Agreement.

Section 3. Indemnification. In the event any of the provisions of Section 2 hereof are breached, Purchaser agrees to indemnify, defend and hold harmless the Seller, and each of its members, partners, officers, directors, trustees, affiliates, including but not limited to parents, subsidiaries, shareholders, managers, beneficiaries, employees and agents (collectively, the “Indemnified Parties”) from any and all demands, claims, including claims for personal injury, property damage or death, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever, whether in tort, contract or otherwise (including without limitation, court costs and attorneys’ fees and disbursements) arising out of, or in any way relating to: (a) claims made or brought by any party or parties who acquire or contract to acquire any ownership interest in the Property following the date hereof, their agents, employees and successors and assigns in connection with or related to (i) the physical condition of the Property including, without limitation, latent or patent defects, and claims relating to the existence of asbestos, any other construction defects, claims relating to mold, all structural and seismic elements, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the environmental condition of the Property and the presence of Hazardous Materials or Hazardous Substances on, under or about the Property, and (ii) any law or regulation applicable to the Property, including, without limitation, any environmental law and any other federal, state or local law (the matters described in (i) and (ii) hereof collectively the “Property Conditions”); and (b) a breach of any of the covenants, terms and conditions of this Condominium Agreement by Purchaser or its successors and assigns. Purchaser and each of its successors and assigns do now and shall at all times consent to the right of Indemnified Parties to approve and appoint defense counsel and to participate in or assume the defense of any claim. Until any determination is made in any appropriate legal proceeding challenging the obligation of Purchaser herein, Purchaser’s obligations under all the terms and provisions of this Section shall remain in full force and effect. Purchaser acknowledges that it is a sophisticated and experienced purchaser of real estate and has reviewed with its counsel the full meaning and affect of the foregoing indemnity.

Purchaser’s Initials

Section 4. Consideration. In consideration of the Seller’s acceptance of the purchase price for the Property from Purchaser, Purchaser has entered into this Condominium Agreement and has agreed to restrict the uses to which the Property can be put on the terms and conditions set forth herein.

Section 5. Sale or Transfer of the Property. The Purchaser hereby covenants and agrees not to sell, transfer or otherwise dispose of the Property, or any portion thereof (other than for individual tenant use as contemplated hereunder), without obtaining from the Purchaser’s purchaser or transferee the executed Assumption Agreement assuming the Purchaser’s duties and obligations under this Condominium Agreement and recording same in the real estate records of the County.

Section 6. Intentionally deleted.

Section 7. Term. This Condominium Agreement and all and several of the terms hereof shall become effective upon its execution and delivery and shall remain in full force and effect until November 1, 2018 (the “Term”). Upon the termination of the Term of this Condominium Agreement, the parties hereto agree to execute, deliver and record appropriate instruments of release and discharge of the terms hereof; provided, however, that the execution and delivery of such instruments shall not be necessary or a prerequisite to the termination of this Condominium Agreement in accordance with its terms.

Section 8. Covenants to Run With the Land. The Purchaser and Seller hereby subject the Property to the covenants, reservations and restrictions set forth in this Condominium Agreement. The Purchaser and the Seller hereby declare their express intent that the covenants, reservations and restrictions set forth herein shall be deemed covenants running with the land and shall pass to and be binding upon the Purchaser’s successors in title to the Property; provided, however, that on the termination of this Condominium Agreement said covenants, reservations and restrictions shall expire. Each and every contract, deed or other instrument hereafter executed covering or conveying the Property or any portion thereof shall conclusively be held to have been executed, delivered and accepted subject to such covenants, reservations and restrictions, regardless of whether such covenants, reservations and restrictions are set forth in such contract, deed or other instrument.

Section 9. Burden and Benefit. The Purchaser and Seller hereby declare their understanding and intent that the burden of the covenants set forth herein touch and concern the Land in that the Purchaser’s legal interest in the Property is rendered less valuable thereby. The Purchaser and Seller hereby further declare their understanding and intent that the benefit of such covenants touch and concern the Land by enhancing and increasing the enjoyment and use of the Property by persons entitled to rent the apartments contained therein.

Section 10. Uniformity: Common Plan. The covenants, reservations and restrictions hereof shall apply uniformly to the entire Property in order to establish and carry out a common plan for the use of the Property.

Section 11. Enforcement. If the Purchaser or any of its successors or assigns defaults in the performance or observance of any covenant, agreement or obligation of the Purchaser and its successors or assigns set forth in this Condominium Agreement, then the Seller or any of the Indemnified Parties may declare an “Event of Default” to have occurred hereunder, and, at any of said Parties option, it may take any one or more of the following steps: (a) by mandamus or other suit, action or proceeding at law or in equity, to require the Purchaser and its successors and assigns to perform its obligations and covenants hereunder, or enjoin any acts or things which may be unlawful or in violation of the rights of the Seller hereunder; (b) have access to and inspect, examine and make copies of all of the books and records of the Purchaser pertaining to the Property; or (c) take such other action at law or in equity as may appear necessary or desirable to enforce the obligations, covenants and agreements of the Purchaser hereunder. All rights and remedies as set forth herein shall be cumulative and non-exclusive to the extent permitted by law.

Section 12. Recording and Filing. The Purchaser shall cause this Condominium Agreement and all amendments and supplements hereto and thereto, to be recorded and filed in the real property records of the County and in such other places as the Seller may reasonably request. The Seller shall pay all fees and charges incurred in connection with any such recording.

Section 13. Attorneys ’ Fe es . In the event that a party to this Condominium Agreement brings an action against any other party to this Condominium Agreement by reason of the breach of any condition or covenant, representation or warranty in this Condominium Agreement, or otherwise arising out of this Condominium Agreement, the prevailing party in such action shall be entitled to recover from the other reasonable attorneys’ fees to be fixed by the court which shall render a judgment, as well as the costs of suit.

Section 14. Governing Law. This Condominium Agreement shall be governed by the laws of the State of Tennessee.

Section 15. Amendments. This Condominium Agreement shall be amended only with the express written consent of the Seller, by a written instrument executed by the parties hereto or their successors in title, and duly recorded in the real property records of the County.

Section 16. Intentionally Omitted.

Section 17. Notice. Any notice required to be given hereunder shall be made in writing and shall be given by personal delivery, certified or registered mail, postage prepaid, return receipt requested, at the addresses specified below, or at such other addresses as may be specified in writing by the parties hereto:

TO SELLER:

SH 23Hundred TIC, LLC

BGF 23Hundred, LLC

23Hundred, LLC

c/o Stonehenge Real Estate Group, LLC

3200 West End Avenue, Suite 500

Nashville, TN 37203

Attention: Todd Jackovich

With a copy to:

Eric R. Wilensky, Esq.

Nelson Mullins Riley & Scarborough LLP

Atlantic Station

201 17th Street NW, Suite 1700

Atlanta, GA 30363

TO PURCHASER:

c/o Sentinel Real Estate Corporation

1251 Avenue of the Americas

New York, NY 10020

Attention: Noel G. Belli

belli@sentinelcorp.com

and

c/o Sentinel Real Estate Corporation

1251 Avenue of the Americas

New York, NY 10020

Attention: Millie Cassidy

With a copy to:

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attention: Mark Brody, Esq.

Notice shall be deemed given three business days after the date of mailing, by certified mail, postage prepaid, return receipt requested, or, if personally delivered, when received.

Section 18. Severability. If any provision of this Condominium Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining portions hereof shall not in any way be affected or impaired thereby.

Section 19. Multiple Counterparts. This Condominium Agreement may be simultaneously executed in multiple counterparts, all of which shall constitute one and the same instrument, and each of which shall be deemed to be an original.

Section 20.  Mortga gee’s Ri ghts .

(a)    Definitions. For purposes of this Section 20, the following terms shall have the following meanings:

“First Mortgage” shall mean any bona-fide unpaid and outstanding mortgage or deed of trust on the Property or other instrument creating a security interest against the Property having priority of record over all other recorded liens except those governmental liens and statutory liens which are made superior by statute.

“First Mortgagee” shall mean the holder of any First Mortgage.

(b)          Transfer of Property to or from First Mortgagee. Notwithstanding the provisions of Section 5 hereof, no sale, transfer, or other disposition of the Property including, but not limited to, a conveyance pursuant to a deed-in-lieu of foreclosure or the sale of the Property at a foreclosure to (i) a First Mortgagee, (ii) an affiliate of a First Mortgagee, (iii) a purchaser at a foreclosure sale, and (iv) any transferee of a First Mortgagee or affiliate of a First Mortgagee (collectively a “Foreclosure Purchaser”), shall require the execution and delivery of the Assumption Agreement by the Foreclosure Purchaser as called for under Section 5 of this Condominium Agreement. Nothing in this paragraph shall be deemed to negate or make unenforceable any other covenant of this Condominium Agreement against said Foreclosure Purchaser including but not limited to the restrictions contained in Section 2 and said Foreclosure Purchaser by taking title to the Property agrees that it has assumed and shall be bound by said restrictions in Section 2, and the provisions of Section 5, in connection with any subsequent sale or transfer of the Property, and all other terms and conditions of this Condominium Agreement.

(c)          No Amendments. No amendment of this Condominium Agreement shall be effective without the written consent and approval of any First Mortgagee, which shall not be unreasonably withheld, conditioned and/or delayed.

Section 21. Joint and Several Liability of Purchaser. In the event more than one person and/or entity executes this Condominium Agreement as Purchaser, each such person and/or entity which comprises Purchaser under this Condominium Agreement shall be jointly and severally liable for all of the obligations, covenants, liabilities and indemnifications of the Purchaser under this Condominium Agreement.

Section 22. Limitation on Owner Liability. Purchaser and Seller specifically agree and acknowledge that, as to Purchaser and each successive owner of the Property during the Term, each such owner of the Property shall be liable solely for breaches occurring under Section 2 of this Condominium Agreement, if any, during such owner’s ownership of the Property, and not for any breaches occurring prior to or subsequent to its ownership of the Property.

IN WITNESS WHEREOF, the parties hereto have executed the Condominium Agreement as of the day and year first written above.

SELLER:

SH 23HUNDRED TIC, LLC, a Tennessee limited liability company

By:	Stonehenge 23Hundred JV Member, LLC, a Tennessee limited liability company, its sole member

By:	Stonehenge 23Hundred Manager, LLC, a Tennessee limited liability company, its Manager

By:	Stonehenge Real Estate Group, LLC, a Georgia limited liability company, its Manager

By:
Todd Jackovich, its Manager

STATE OF                 )

COUNTY OF              )

Personally appeared before me,                           , Notary Public,                          , with whom I am personally acquainted and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is acting in his capacity as                          of                          , a                         , and that he is authorized by said                           , to execute this instrument on behalf of                          .

WITNESS my hand, at office, this                   day of                   , 20       .

Notary Public

My Commission Expires:

SELLER:

BGF 23HUNDRED, LLC, a Delaware limited liability company

By:	Bluerock Growth Fund, LLC, its sole member

By:	Bluerock Fund Manager, LLC, its manager

By:
Jordan Ruddy, its Authorized Signatory

STATE OF                 )

COUNTY OF              )

Personally appeared before me,               , Notary Public,               , with whom I am personally acquainted and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is acting in his capacity as               of                , a_________ , and that he is authorized by said                        , to execute this instrument on behalf of              .

WITNESS my hand, at office, this               day of              , 20               .

 Notary Public

My Commission Expires:

SELLER:

23HUNDRED, LLC, a Delaware limited liability company

By:	BR Stonehenge 23Hundred JV, LLC, its sole member

By:	BR Berry Hill Managing Member, LLC, its manager

By:	BEMT Berry Hill, LLC, its manager

By:	Bluerock Residential Holdings, L.P., its sole member

By:	Bluerock Residential Growth REIT, Inc., its general partner

By:
Michael L. Konig, its Senior Vice President and Chief Operating Officer

STATE OF                         )

COUNTY OF                      )

Personally appeared before me,                           , Notary Public,                           , with whom I am personally acquainted and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is acting in his capacity as                         of                          , a                         , and that he is authorized by said                          , to execute this instrument on behalf of                         .

WITNESS my hand, at office, this                  day of              , 20      .

 Notary Public

My Commission Expires:

PURCHASER:

________________________, a ___________________

By:
Name:
Title:

STATE OF__________)

COUNTY OF________)

Personally appeared before me, ___________________, Notary Public, ___________________, with whom I am personally acquainted and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is acting in his capacity as ___________________of ___________________, a ___________________, and that he is authorized by said ___________________, to execute this instrument on behalf of ______________________.

WITNESS my hand, at office, this ____ day of ________________, 20__.

Notary Public
My Commission Expires:

EXHIBIT A

[Legal Description of Land]

EXHIBIT B

space above this line for recorder’s use

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of this____day of_________,____ , by and between______________________ (the “Assignor”), and ___________________, a ___________________ (the “Assignee”). This Agreement is hereby deemed to be effective by the parties hereto as of the date of recordation of the Deed transferring title to the Project (as defined below) from the Assignor to the Assignee (the “Deed Recordation Date”).

WITNESSETH:

WHEREAS, Assignor is a party to that certain Prohibition Against Condominium Conversion Agreement (“Condominium Agreement”) with _____________________\, as seller, dated as of________________20          , and recorded in Book          , Page encumbering the land and all improvements thereon (the “Project”) as legally described in Exhibit “A” attached hereto; and

WHEREAS, the Assignee desires to acquire and the Assignor desires to sell, convey, and transfer to the Assignee, the Assignor’s entire ownership interest in the Project, which sale, conveyance, and transfer requires the assumption by the Assignee of the rights, duties, and obligations of the Assignor under the Condominium Agreement relating to the period from and after the Deed Recordation Date; and

WHEREAS, the Assignee is willing to assume such obligations under the Condominium Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Recitals and Definitions. The recitals set forth above are true and accurate and are incorporated herein by reference. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Condominium Agreement.

2.   Assignment and Assumption. The Assignor hereby assigns to the Assignee all of the Assignor’s right, title, duties and obligations under the Condominium Agreement, and the Assignee hereby accepts and unconditionally assumes in full and agrees to be bound by and perform all of the duties, agreements, indemnities, and obligations of the Assignor under the Condominium Agreement arising from and after the Deed Recordation Date, which assumption shall be effective upon the Deed Recordation Date. Nothing contained herein shall release Assignor from any obligations arising under the Condominium Agreement.

3.   Representations, Warranties and Covenants.

A.  The Assignor hereby represents, warrants, and covenants that to its knowledge (i) it is not in default under any of the covenants, representations, or warranties contained in the Condominium Agreement, (ii) it has not received any notice of default relating to the Condominium Agreement.

B.        The Assignee hereby represents, warrants, and covenants that by its execution of this Agreement (i) it has unconditionally assumed in full all of the duties, agreements, and obligations of the Assignor under the Condominium Agreement, which assumption shall be effective upon the Deed Recordation Date and (ii) covenants not to assert against any of the Indemnified Parties defined in the Condominium Agreement, any claims relating to the Property Conditions defined in the Condominium Agreement.

4.   Notice. All correspondence and notices given or required to be given to the Assignor under the Condominium Agreement, from and after the Deed Recordation Date, shall be provided to the Assignee and shall be addressed as follows:

Assignee:

Attn: __________________________________
Telephone:______________________________
Email:

With a copy to:

Attn:___________________________________
Telephone:______________________________
Email:

Assignor:

Attn:___________________________________
Telephone:______________________________
Email:__________________________________

With a copy to:

Attn:___________________________________
Telephone:______________________________
Email:__________________________________

5.   Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining portions hereof shall not in any way be affected or impaired thereby.

6.   Joint and Several Liability of Assignee. In the event more than one person and/or entity executes this Agreement as Assignee, each such person and/or entity which comprises Assignee under this Agreement shall be jointly and severally liable for all of the obligations, covenants, liabilities and indemnifications of the Assignee under this Agreement and of the Purchaser under the Condominium Agreement.

7.   Successors and Assigns. This Agreement applies to, inures to the benefit of, and binds all parties hereto and their respective successors and assigns.

8.   Counterparts. This Agreement may be executed in multiple counterparts, all of which, when taken together, shall be deemed an original upon execution.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

ASSIGNOR:

__________________________,

a __________________________

By:
Name:
Title:

WITNESS:

Name:

STATE OF______________)

COUNTY OF____________)

Personally appeared before me, ___________________, Notary Public, ___________________, with whom I am personally acquainted and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is acting in his capacity as ___________________of ___________________, a ___________________, and that he is authorized by said ___________________, to execute this instrument on behalf of ______________________.

WITNESS my hand, at office, this ____ day of ________________, 20__.

Notary Public
My Commission Expires:

ASSIGNEE:

__________________________,

a __________________________

By:
Name:
Title:

STATE OF______________)

COUNTY OF____________)

Personally appeared before me, ___________________, Notary Public, ___________________, with whom I am personally acquainted and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is acting in his capacity as ___________________of ___________________, a ___________________, and that he is authorized by said ___________________, to execute this instrument on behalf of ______________________.

WITNESS my hand, at office, this ____ day of ________________, 20__.

Notary Public
My Commission Expires:

EXHIBIT A

[Legal Description of Project]